Exhibit 1.1

MOL GLOBAL INC.

[—] American Depositary Shares

Representing

[—] Ordinary Shares

UNDERWRITING AGREEMENT

[—], 2014

Citigroup Global Markets Inc.

388 Greenwich Street

New York, NY 10013

U.S.A.

Deutsche Bank Securities Inc.

60 Wall Street

New York, NY 10005

U.S.A.

UBS Securities LLC

299 Park Avenue

New York, NY 10171

U.S.A.

As Representatives of the Several Underwriters

Ladies and Gentlemen:

1. Introduction. MOL Global Inc., an exempted company incorporated in the Cayman Islands (the “Company”) proposes to issue and sell to the several Underwriters named in Schedule A hereto (the “Underwriters”), for whom you are acting as representatives (the “Representatives”), an aggregate of [—] American Depositary Shares (“ADSs”), each ADS representing [—] ordinary shares, par value US$1.00 per ordinary share of the Company (the “Ordinary Shares”), and the shareholders listed in Schedule B hereto (the “Selling Shareholders”) severally propose to sell to the several Underwriters an aggregate of [—] ADSs (such [—] ADSs being referred to as the “Firm Securities”).

MOL.com Sdn. Bhd., one of the Selling Shareholders, also proposes to sell to the Underwriters, at the option of the Underwriters, an aggregate of not more than [—] additional ADSs (the “Optional Securities”). The Firm Securities and the Optional Securities are herein collectively referred to as the “Offered Securities”. The number of Firm Securities and the maximum number of Optional Securities to be sold by the Company and each Selling Shareholder is set forth in Schedule B hereto. Unless the context otherwise requires, each reference to the Firm Securities, the Optional Securities or the Offered Securities herein also includes the underlying Ordinary Shares (hereinafter referred to as the “Firm Shares,” “Optional Shares” and “Offered Shares”).

The ADSs purchased by the Underwriters pursuant to this agreement will be evidenced by American Depositary Receipts (“ADRs”) to be issued pursuant to a deposit agreement (the “Deposit Agreement”), to be entered into among the Company, The Bank of New York Mellon, as depositary (the “Depositary”), and owners and holders from time to time of the ADSs.

2. Representations and Warranties of the Company and the Selling Shareholders. (a) The Company represents and warrants to, and agrees with, the several Underwriters that:

(i) Filing and Effectiveness of Registration Statement; Certain Defined Terms. The Company has filed with the Commission a registration statement on Form F-1 (No. 333-197401) covering the registration of the Offered Securities under the Act, including a related preliminary prospectus or prospectuses. At any particular time, this initial registration statement, in the form then on file with the Commission, including all information contained in the registration statement (if any) pursuant to Rule 462(b) and then deemed to be a part of the initial registration statement, and all 430A Information and all 430C Information, that in any case has not then been superseded or modified, shall be referred to as the “Initial Registration Statement”. The Company may also have filed, or may file with the Commission, a Rule 462(b) registration statement covering the registration of Offered Securities. At any particular time, this Rule 462(b) registration statement, in the form then on file with the Commission, including the contents of the Initial Registration Statement incorporated by reference therein and including all 430A Information and all 430C Information, that in any case has not then been superseded or modified, shall be referred to as the “Additional Registration Statement”. The Company has filed with the Commission a registration statement on Form F-6 (No. 333-[—]) relating to the ADSs and such registration statement has become effective (such registration statement on Form F-6, including all exhibits thereto, as amended through the time such registration statement becomes effective, being hereinafter called the “ADS Registration Statement”). The Company has also filed, in accordance with Section 12 of the Exchange Act, a registration statement (such registration statement as amended through the time such registration statement becomes effective, being hereinafter called the “Exchange Act Registration Statement”), on Form 8-A (No. 001-[—]) under the Exchange Act to register, under Section 12(b) of the Exchange Act, the Ordinary Shares and the ADSs. For purposes of this Agreement, all references to the Initial Registration Statement, the Additional Registration Statement, the ADS Registration Statement, the Exchange Act Registration Statement, any preliminary prospectus or any amendment or supplement, or the Final Prospectus (including any prospectus wrapper) to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”).

As of the time of execution and delivery of this Agreement, the Initial Registration Statement has been declared effective under the Act and is not proposed to be amended, and the Exchange Act Registration Statement has become effective, as provided in Section 12 of the Exchange Act. Any Additional Registration Statement has or will become effective upon filing with the Commission pursuant to Rule 462(b) and is not proposed to be amended. The Offered Securities all have been or will be duly registered under the Act pursuant to the Initial Registration Statement and, if applicable, the Additional Registration Statement.

As used in this Agreement:

“430A Information,” with respect to any registration statement, means information included in a prospectus and retroactively deemed to be a part of such registration statement pursuant to Rule 430A(b).

“430C Information,” with respect to any registration statement, means information included in a prospectus then deemed to be a part of such registration statement pursuant to Rule 430C.

“Act” means the United States Securities Act of 1933, as amended.

“Applicable Time” means [—]:[—] [a/p]m (U.S. Eastern time) on the date of this Agreement.

“Closing Date” has the meaning defined in Section 3 hereof.

“Commission” means the United States Securities and Exchange Commission.

“Effective Time” with respect to the Initial Registration Statement or, if filed prior to the execution and delivery of this Agreement, the Additional Registration Statement means the date and time as of which such Registration Statement was declared effective by the Commission or has become effective upon filing pursuant to Rule 462(c). If an Additional Registration Statement has not been filed prior to the execution and delivery of this Agreement but the Company has advised the Representatives that it proposes to file one, “Effective Time” with respect to such Additional Registration Statement means the date and time as of which such Registration Statement is filed and becomes effective pursuant to Rule 462(b).

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

“Final Prospectus” means the Statutory Prospectus that discloses the public offering price, other 430A Information and other final terms of the Offered Securities and otherwise satisfies Section 10(a) of the Act.

“General Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors (other than a “bona fide electronic road show,” as defined in Rule 433 (the “Bona Fide Electronic Road Show”)) as evidenced by its being so specified in Schedule C to this Agreement.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433, relating to the Offered Securities in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Limited Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not a General Use Issuer Free Writing Prospectus.

The Initial Registration Statement and the Additional Registration Statement are referred to collectively as the “Registration Statements” and individually as a “Registration Statement.” A “Registration Statement” with reference to a particular time means the Initial Registration Statement and any Additional Registration Statement as of such time. A “Registration Statement” without reference to a time means such Registration Statement as of its Effective Time. For purposes of the foregoing definitions, 430A Information with respect to a Registration Statement shall be considered to be included in such Registration Statement as of the time specified in Rule 430A.

“Material Adverse Effect” means a material adverse effect on the condition (financial or otherwise), earnings, results of operations, business, assets, rights, operations, management, properties or prospects of the Company and the Subsidiaries taken as a whole or on the Company’s ability to perform its obligations under this Agreement and the Deposit Agreement.

“Rules and Regulations” means the rules and regulations of the Commission.

“Section 5(d) Communication” means any oral or written communications undertaken solely pursuant to Section 5(d) of the Act.

“Securities Laws” means, collectively, the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”), the Act, the Exchange Act, the Rules and Regulations, the auditing principles, rules, standards and practices applicable to auditors of “issuers” (as defined in Sarbanes-Oxley) promulgated or approved by the Public Company Accounting Oversight Board and, as applicable, the rules of the NASDAQ Global Market (“Exchange Rules”).

“Statutory Prospectus” with reference to a particular time means the prospectus included in a Registration Statement immediately prior to that time, including any 430A Information or 430C Information with respect to such Registration Statement. For purposes of the foregoing definition, 430A Information shall be considered to be included in the Statutory Prospectus as of the actual time that form of prospectus is filed with the Commission pursuant to Rule 424(b) or Rule 462(c) and not retroactively.

“Written Section 5(d) Communication” means any Section 5(d) Communication that has been or will be provided to the Commission as “written communication” within the meaning of Rule 405 under the Securities Act, as evidenced by its being specified in Schedule C to this Agreement.

Unless otherwise specified, a reference to a “rule” is to the indicated rule under the Act.

(ii) Compliance with Securities Act Requirements. (A) (1) At their respective Effective Times, (2) on the date of this Agreement and (3) on each Closing Date, each of the Initial Registration Statement, the Additional Registration Statement (if any), the ADS Registration Statement and any amendments and supplement thereto conformed and will conform in all material respects to the requirements of the Act and the Rules and Regulations and did not and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and (B) on its date, at the time of filing of the Final Prospectus pursuant to Rule 424(b) or (if no such filing is required) at the Effective Time of the Additional Registration Statement in which the Final Prospectus is included, and on each Closing Date, the Final Prospectus will conform in all material respects to the requirements of the Act and the Rules and Regulations and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from any such document based upon written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 8(c) hereof.

(iii) Ineligible Issuer Status. (A) At the time of the initial filing of the Initial Registration Statement and (B) at the date of this Agreement, the Company was not and is not an “ineligible issuer,” as defined in Rule 405, including (1) the Company or any Subsidiary (as defined below) in the preceding three years not having been convicted of a felony or misdemeanor or having been made the subject of a judicial or administrative decree or order as described in Rule 405 and (2) the Company in the preceding three years not having been the subject of a bankruptcy petition or insolvency or similar proceeding, not having had a registration statement be the subject of a proceeding under Section 8 of the Act and not being the subject of a proceeding under Section 8A of the Act in connection with the offering of the Offered Securities, all as described in Rule 405.

(iv) General Disclosure Package. As of the Applicable Time, neither (A) the General Use Issuer Free Writing Prospectus(es) issued at or prior to the Applicable Time and, the preliminary prospectus, dated [—], 2014 (which is the most recent Statutory Prospectus distributed to investors generally) and the other information specified in Schedule C to this Agreement, all considered together (collectively, the “General Disclosure Package”), nor (B) any individual Limited Use Issuer Free Writing Prospectus nor any Section 5(d) Communication, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from any Statutory Prospectus or any Issuer Free Writing Prospectus made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 8(c) hereof.

(v) Issuer Free Writing Prospectuses. Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Offered Securities or until any earlier date that the Company notified or notifies the Representatives as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information then contained in the Registration Statement, General Disclosure Package or Final Prospectus. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information then contained in the Registration Statement or as a result of which such Issuer Free Writing Prospectus, if republished immediately following such event or development, would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (A) the Company has promptly notified or will promptly notify the Representatives and (B) the Company has promptly amended or will promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission. The Company has made available a Bona Fide Electronic Road Show in compliance with Rule 433(d)(8)(ii) such that no filing of any “road show” (as defined in Rule 433(h)) is required in connection with the offering of the Offered Securities.

(vi) Good Standing of the Company. The Company has been duly incorporated and is existing and in good standing under the laws of the Cayman Islands, with power and authority (corporate and other) to own its properties and conduct its business as described in the Registration Statement, General Disclosure Package and Final Prospectus; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified would not, individually or in the aggregate, result in a Material Adverse Effect. The Memorandum and Articles of Association or other constitutive or organizational documents of the Company comply with the requirements of applicable Cayman Islands law and are in full force and effect. Complete and correct copies of all constitutive documents of the Company and all amendments thereto have been delivered to the Representatives; except as set forth in the exhibits to the Registration Statement, no material change will be made to any such constitutive documents on or after the date of this Agreement through and including each Closing Date.

(vii) Subsidiaries. (A) The Company does not own, directly or indirectly, any share capital or any other equity interests or long-term debt securities of, or otherwise control, any corporation, firm, partnership, joint venture, association or other entity other than (1) MOL AccessPortal Sdn. Bhd. (“MOL AccessPortal”), a wholly owned subsidiary of the Company incorporated in Malaysia, (2) MOL ManagedServices Sdn. Bhd. (“MOL ManagedServices”), an indirect wholly owned subsidiary of the Company incorporated in Malaysia, (3) MyCNX Holdings (M) Sdn. Bhd. (“MyCNX”), an indirect wholly owned subsidiary of the Company incorporated in Malaysia, (4) MOL AccessPortal Co. Ltd. (Thailand) (“MOL Thailand”), an indirect 87%-owned subsidiary of the Company incorporated in the Kingdom of Thailand (“Thailand”), (5) MOL Turkey Bilgi Sistemleri Yayincilik Gida ve Tekstil Sanayi Ticaret Anonim Sirketi (“MOL Turkey”), an indirect wholly owned subsidiary of the Company incorporated in the Republic of Turkey (“Turkey”), (6) Sihirli Kule Bilgi Sistemleri Ltd. (“MOL Northern Cyprus”), an indirect wholly owned subsidiary of the Company incorporated in the Turkish Republic of Northern Cyprus (7) Klon Odeme ve Iletism Teknolojileri Anonim Sirketi, an indirect wholly owned subsidiary of the Company incorporated in Turkey (“Klon”) and (8) the subsidiaries listed in Schedule D hereto under the heading “Non-significant Subsidiaries” (collectively, the “Non-Significant Subsidiaries”). MOL AccessPortal, MOL ManagedServices, MyCNX, MOL Thailand, MOL Turkey, MOL Northern Cyprus and Klon shall be referred to hereinafter each as a “Significant Subsidiary” and collectively as the “Significant Subsidiaries.” The Significant Subsidiaries and the Non-Significant Subsidiaries shall be referred to hereinafter each as a “Subsidiary” and collectively as the “Subsidiaries.” Other than the Significant Subsidiaries, no other subsidiary of the Company is a “significant subsidiary” as defined under Rule 1-02 of Regulation S-X under the Exchange Act.

(B) Each Subsidiary has been duly incorporated and is existing under the laws of the jurisdiction of its incorporation, with power and authority (corporate and other) to own its properties and conduct its business as described in the Registration Statement, General Disclosure Package and Final Prospectus, and is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified would not, individually or in the aggregate, result in a Material Adverse Effect.

(C) The constitutive documents of each Subsidiary comply with the requirements of applicable laws of the jurisdiction of its incorporation and are in full force and effect.

(D) All of the issued and outstanding capital stock of each Subsidiary has been duly authorized and validly issued and is fully paid and nonassessable, and, except as disclosed in the Registration Statement, General Disclosure Package and Final Prospectus, all such capital stock is owned by the Company, directly or through a Subsidiary, free from liens, encumbrances and defects, except to the extent such liens, encumbrances and defects would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(viii) Corporate Structure. The description of the corporate structure of the Company, as set forth in the Registration Statement, General Disclosure Package and Final Prospectus under the caption “Corporate History and Structure,” is true and accurate in all material respects and nothing has been omitted from such description which would make it misleading in any material respect. There is no material agreement, contract or other document relating to the corporate structure or the operation of the Company and the Subsidiaries which has not been previously disclosed or made available to the Underwriters and disclosed in the Registration Statement, General Disclosure Package and Final Prospectus.

(ix) Offered Securities and Capitalization. The Offered Securities and all other outstanding Ordinary Shares have been duly authorized; the authorized equity capitalization of the Company is as set forth in the Registration Statement, General Disclosure Package and Final Prospectus; all outstanding Ordinary Shares are, and, when the Offered Securities have been delivered and paid for in accordance with this Agreement on each Closing Date, such Offered Securities will have been, validly issued, fully paid and nonassessable, will conform to the information in the Registration Statement, General Disclosure Package and Final Prospectus and to

the description of such Offered Securities contained in the Final Prospectus; the shareholders of the Company have no preemptive rights with respect to the Offered Securities; none of the outstanding Ordinary Shares have been issued in violation of any preemptive or similar rights of any security holder; except as disclosed in the General Disclosure Package and Final Prospectus, there are no outstanding rights (including, without limitation, preemptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any Ordinary Shares or other equity interest in the Company, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any Ordinary Shares, any such convertible or exchangeable securities or any such rights, warrants or options; the Offered Shares to be sold by the Company, when issued and delivered against payment thereof, may be freely deposited by the Company with the Depositary against issuance of ADRs evidencing the ADSs; the ADSs to be sold by the Company and the Selling Shareholders, when issued and delivered against payment thereof, will be freely transferable by the Company and the Selling Shareholders to or for the account of the Underwriters; and there are no restrictions on subsequent transfers of such ADSs under the laws of the Cayman Islands, Malaysia or the United States, except as described in the Registration Statement, General Disclosure Package and Final Prospectus.

(x) No Finder’s Fee. There are no contracts, agreements or understandings between the Company or the Subsidiaries and any person that would give rise to a valid claim against the Company, the Subsidiaries or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with this offering. There are no arrangements, agreements, understandings, payments or issuance with respect to the Company, the Subsidiaries or any of their officers, directors, shareholders, partners, employees or affiliates that may affect the Underwriters’ compensation as determined by the Financial Industry Regulatory Authority (the “FINRA”).

(xi) Registration Rights. Except as disclosed in the General Disclosure Package and Final Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company or the Subsidiaries to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to a Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act. (collectively, “registration rights”), and any person to whom the Company has granted registration rights has agreed not to exercise such rights until after the expiration of the Lock-Up Period referred to in Section 5(l) hereof.

(xii) Listing. The Offered Securities have been approved for listing on the NASDAQ Global Market, subject only to notice of issuance.

(xiii) Authorization of Deposit Agreement. The Deposit Agreement has been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery by the Depositary, constitutes a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting creditors’ rights or by equitable principles relating to enforceability. Upon due execution and delivery by the Depositary of ADRs evidencing Offered Securities and the deposit of Offered Shares in respect thereof in accordance with the provisions of the Deposit Agreement, such ADRs will be duly and validly issued and the persons in whose names the ADRs are registered will be entitled to the rights specified therein and in the Deposit Agreement; and the Deposit Agreement and the ADRs conform in all material respects to the descriptions thereof contained in the Registration Statement, General Disclosure Package and Final Prospectus.

(xiv) Absence of Further Requirements. No consent, approval, authorization, or order of, or filing or registration with, any person (including any governmental agency or body or any court) is required to be obtained or made by the Company for the consummation of the transactions contemplated by this Agreement and the Deposit Agreement (collectively, the “Transaction Documents”) in connection with the offering, issuance and sale of the Offered Securities, except such as have been obtained, or made and such as may be required under state securities laws and except as would not result in a Material Adverse Effect.

(xv) Title to Property. Except as disclosed in the General Disclosure Package and Final Prospectus, the Company and the Subsidiaries have good and marketable title to all real properties and all other properties and assets owned by them, in each case free from liens, charges, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or to be made thereof by them, except where the failure to have such title or the existence of such liens, charges, encumbrances or defects would not, individually or in the aggregate, result in a Material Adverse Effect, and, except as disclosed in the General Disclosure Package, the Company and the Subsidiaries hold any leased real or personal property under valid and enforceable leases with no terms or provisions that would materially interfere with the use made or to be made thereof by them.

(xvi) Absence of Defaults and Conflicts Resulting from Transaction. The execution, delivery and performance of the Transaction Documents, the issuance and sale of the Offered Securities, the deposit of the Offered Shares with the Depositary against issuance of the ADRs evidencing the Offered Securities and the consummation of the transactions contemplated by the Transaction Documents in connection with this offering will not conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default or a Debt Repayment Triggering Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of the Subsidiaries pursuant to, (A) the Memorandum and Articles of Association, charter, by-laws or other constitutive documents of the Company or any of the Subsidiaries, (B) any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any of the Subsidiaries or any of their properties, or (C) any agreement or instrument to which the Company or any of the Subsidiaries is a party or by which the Company or any of the Subsidiaries is bound or to which any of the properties of the Company or any of the Subsidiaries is subject, except, for purposes of clauses (B) and (C), as would not, individually or in the aggregate, result in a Material Adverse Effect; a “Debt Repayment Triggering Event” means any event or condition that gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture, or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of the Subsidiaries.

(xvii) Absence of Existing Defaults and Conflicts. Neither the Company nor any of the Subsidiaries is (A) in violation of its respective Memorandum and Articles of Association, charter, by-laws or other constitutive documents or (B) in default (or with the giving of notice or lapse of time would be in default) under any existing obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument to which any of them is a party or by which any of them is bound or to which any of the properties of any of them is subject, except in the case of (B) such defaults that would not, individually or in the aggregate, result in a Material Adverse Effect.

(xviii) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(xix) Compliance with Laws. The Company and the Subsidiaries are in compliance with all applicable laws in the jurisdictions to which such entities are subject, including but not limited to (A) the Malaysian Financial Services Act of 2013, the Malaysian Trustee Act of 1949, the Malaysian Personal Data Protection Act 2010 and the Bank Negara Malaysia’s Guideline on Electronic Money (E-Money), as amended, and (B) all other payment system, e-commerce, e-money, e-wallet, prepaid card, prepaid access and privacy related statutes, laws, rules, regulations, decisions, directives and orders applicable to them in all jurisdictions in which they conduct their business, except as would not, individually or in the aggregate, result in a Material Adverse Effect.

(xx) Possession of Licenses and Permits. The Company and the Subsidiaries possess, and are in compliance with the terms of, all certificates, authorizations, franchises, licenses, consents, orders, registrations, permissions, clearances, approvals, qualifications and permits, including, but not limited to, a non-bank e-

money issuer license issued by Bank Negara Malaysia and have made all declarations and filings with, the appropriate domestic or foreign governmental or regulatory authorities (collectively, “Licenses”) necessary or material to the conduct of the business now conducted or proposed in the Registration Statement, General Disclosure Package and Final Prospectus to be conducted by them and have not received any notice (A) to the effect that any additional Licenses are required to be obtained by the Company or any of the Subsidiaries, other than where the failure to obtain such Licenses would not, individually or in the aggregate, result in a Material Adverse Effect, or (B) of proceedings relating to the revocation or modification of any Licenses that, if determined adversely to the Company or any of the Subsidiaries, would individually or in the aggregate have a Material Adverse Effect.

(xxi) Absence of Labor Dispute. No labor dispute with the employees of the Company or any of the Subsidiaries exists or, to the knowledge of the Company, is imminent that could individually or in the aggregate have a Material Adverse Effect.

(xxii) Possession of Intellectual Property. (A) The Company and the Subsidiaries own, possess or can acquire on reasonable terms all Intellectual Property Rights (as defined in sub-clause (C) below) necessary or material to the conduct of their business as described in the Registration Statement, General Disclosure Package and Final Prospectus, except as would not, individually or in the aggregate, have a Material Adverse Effect.

(B) Except as disclosed in the Registration Statement, General Disclosure Package and Final Prospectus, (1) none of the Company and the Subsidiaries, whether through their respective products and services or the conduct of their respective businesses, has violated, infringed or misappropriated or is currently violating, infringing or misappropriating, any Intellectual Property Rights of any third parties; (2) there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others challenging the validity, enforceability or scope of any such Intellectual Property Rights of the Company or the Subsidiaries that are necessary or material to the conduct of the business as described in the Registration Statement, General Disclosure Package and Final Prospectus, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (3) there is no material infringement, misappropriation, breach, default or other violation, or the occurrence of any event that with notice or the passage of time would constitute any of the foregoing, by any third parties of any of the Intellectual Property Rights of the Company or the Subsidiaries that are necessary or material to the conduct of the business as described in the Registration Statement, General Disclosure Package and Final Prospectus; (4) none of the Intellectual Property Rights or technology (including information technology and outsourced arrangements) used by the Company or the Subsidiaries in their businesses has been obtained or is being used by the Company or the Subsidiaries in violation of any contractual obligation binding on the Company, any of the Subsidiaries or any of their current or former directors, officers, employees or independent contractors, or is in violation of the rights of any third parties; (5) no Intellectual Property Rights that are necessary or material to the conduct of the business as described in the Registration Statement, General Disclosure Package and Final Prospectus and specified in the General Disclosure Package and Final Prospectus as being owned by the Company and the Subsidiaries have been judged invalid or unenforceable, in whole or in part; and (6) the Company and the Subsidiaries have taken commercially reasonable steps to secure their interests in the Intellectual Property Rights that are necessary or material to the conduct of the business as described in the Registration Statement, General Disclosure Package and Final Prospectus and to protect the confidentiality of all of their confidential information and trade secrets.

(C) “Intellectual Property Rights” means foreign and domestic patents and all patent rights associated therewith, and patent applications, inventions, registered and unregistered trademarks and service marks and all rights associated therewith, applications to register trademarks or service marks, trade names, trade dress, logos, designs, copyrights, applications to register copyrights, works of authorship, data, databases and rights associated with databases, moral rights, know-how, trade secrets and all trade secret rights associated therewith, domain names, domain name applications, proprietary processes, license rights and other forms of intellectual property and proprietary rights therein (including unpatented and unpatentable proprietary or confidential information, inventions, systems or procedures).

(xxiii) Information Technology. The Company and the Subsidiaries own or have a valid right to access and use all computer systems, networks, hardware, software, databases, websites, and equipment used to process, store, maintain and operate data, information, and functions necessary or material to the conduct of the business as described in the Registration Statement, General Disclosure Package and Final Prospectus (collectively, the “Company IT Systems”). The Company IT Systems are adequate for, and operate and perform in all material respects as required in connection with, the operation of the business of the Company and its Subsidiaries as currently conducted, except as would not, individually or in the aggregate, result in a Material Adverse Effect. The Company and its Subsidiaries have implemented backup, security and disaster recovery technology consistent in all material respects with applicable regulatory standards, except as would not result in a Material Adverse Effect.

(xxiv) Personal Information. The Company and the Subsidiaries have at all times complied with all applicable laws and regulations relating to privacy, data protection and the collection and use of personal information and user information gathered or accessed in the course of the operations of the Company or any of its Subsidiaries, except as would not, individually or in the aggregate, result in a Material Adverse Effect. The Company and the Subsidiaries have at all times complied with all rules, policies and procedures established by the Company or any of the Subsidiaries from time to time with respect to the foregoing, including but not limited to taking all steps reasonably necessary to ensure that such information is protected against loss and against unauthorized access, use, modification, disclosure or other misuse, except as would not, individually or in the aggregate, result in a Material Adverse Effect. No claims have been asserted or threatened against the Company or any of the Subsidiaries and, to the knowledge of the Company, no such claims are likely to be asserted or, to the knowledge of the Company, threatened against the Company or any of the Subsidiaries by any person or entity alleging a violation of such person’s or entity’s privacy, personal or confidentiality rights under any such laws, regulations, rules, policies or procedures.

(xxv) Environmental Laws. Neither the Company nor any of the Subsidiaries is in violation of any statute, any rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “environmental laws”), owns or operates any real property contaminated with any substance that is subject to any environmental laws, is liable for any off-site disposal or contamination pursuant to any environmental laws, or is subject to any claim relating to any environmental laws; and the Company is not aware of any pending investigation which would reasonably be expected to lead to such a claim.

(xxvi) Description of Transaction Documents. The description of each Transaction Document in the Registration Statement, General Disclosure Package and Final Prospectus conforms in all material respects to such Transaction Document.

(xxvii) Accurate Disclosure. The statements in the Registration Statement, General Disclosure Package and Final Prospectus under the headings “Prospectus Summary,” “Risk Factors,” “Dividend Policy,” “Enforceability of Civil Liabilities,” “Corporate History and Structure,” “Business,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Regulation,” “Management,” “Related Party Transactions,” “Description of Share Capital,” “Description of American Depositary Shares,” “Shares Eligible for Future Sale,” “Taxation” and “Underwriting,” insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings and present the information required to be shown. There are no current or pending legal, governmental or regulatory actions, suits or proceedings that are required under the Act to be described in the Registration Statement, General Disclosure Package and Final Prospectus that are not so described.

(xxviii) Absence of Manipulation. Neither the Company, nor the Subsidiaries nor any director, officer, agent, employee, affiliate or person acting on their behalf has taken, directly or indirectly, any action that is designed to or that has constituted or that would reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offered Securities.

(xxix) Operating and Other Company Data. All operating and other Company data disclosed in the Registration Statement, General Disclosure Package and Final Prospectus are true and accurate in all material respects.

(xxx) Statistical and Market-Related Data. Any third party statistical and market-related data included in the Registration Statement, General Disclosure Package and Final Prospectus are based on or derived from sources that the Company believes to be reliable and accurate, and such data is consistent with the sources from which they are derived. The Company has obtained the written consent for the use of such data from such sources to the extent required.

(xxxi) Virtual World Operations. There have been no material disruptions of the operations of, nor any material breaches to any online-payment systems operated or used by, the Company and the Subsidiaries, and to the best knowledge of the Company, there are no facts or circumstances that are reasonably likely to lead to such material disruptions or breaches.

(xxxii) Internal Controls and Compliance with the Sarbanes-Oxley Act. Except as set forth in the Registration Statement, General Disclosure Package and Final Prospectus, the Company, the Subsidiaries and the Company’s Board of Directors (the “Board”) will be in compliance with Sarbanes-Oxley and all applicable Exchange Rules as and when they are required to be in compliance. The Company maintains a system of internal controls, including, but not limited to, disclosure controls and procedures, internal controls over accounting matters and financial reporting and legal and regulatory compliance controls (collectively, “Internal Controls”) that comply with the Securities Laws and are sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorizations, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board and to maintain accountability for assets, (C) access to assets is permitted only in accordance with management’s general or specific authorization, and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Internal Controls will, upon consummation of the offering of the Offered Securities, be overseen by the Audit Committee (the “Audit Committee”) of the Board in accordance with applicable Exchange Rules. Except as disclosed in the General Disclosure Package and Final Prospectus, the Company has not publicly disclosed or reported to the Audit Committee or the Board, and within the next 135 days the Company does not reasonably expect to publicly disclose or report to the Audit Committee or the Board, a significant deficiency, material weakness, change in Internal Controls or fraud involving management or other employees who have a significant role in Internal Controls

(each, an “Internal Control Event”), any violation of, or failure to comply with, the Securities Laws, or any matter which, if determined adversely, would have a Material Adverse Effect.

(xxxiii) Litigation. There are no pending actions, suits or proceedings (including any inquiries or investigations by any court or governmental agency or body, domestic or foreign) against or affecting the Company, any of the Subsidiaries or any of their respective properties that, if determined adversely to the Company or any of the Subsidiaries, would individually or in the aggregate have a Material Adverse Effect, or which are otherwise material in the context of the sale of the Offered Securities; and, to the knowledge of the Company, no such actions, suits or proceedings (including any inquiries or investigations by any court or governmental agency or body, domestic or foreign) are threatened or contemplated.

(xxxiv) Exhibits. There are no statutes, regulations or contracts or other documents that are required under the Act to be filed as exhibits to the Registration Statement that are not so filed.

(xxxv) Financial Statements. The financial statements and the related notes thereto included in the Registration Statement, the General Disclosure Package and Final Prospectus comply in all material respects with the applicable requirements of the Act and the Exchange Act and present fairly in all material respects the financial position of the Company and its consolidated entities as of the dates shown and their results of operations and cash flows for the periods shown, and, except as otherwise disclosed in the Registration Statement, the General Disclosure Package and Final Prospectus, such financial statements have been prepared in conformity with IFRS applied on a consistent basis throughout the periods covered thereby; and the schedules included in each Registration Statement, the General Disclosure Package and Final Prospectus present fairly the information required to be stated therein.

(xxxvi) Independent Accountants. Deloitte, which has certified certain financial statements of the Company and the Subsidiaries, is an independent registered public accounting firm with respect to the Company within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Act.

(xxxvii) No Material Adverse Change in Business. Except as disclosed in the Registration Statement, General Disclosure Package and Final Prospectus, since the end of the period covered by the latest audited financial statements included in the Registration Statement, General Disclosure Package and Final Prospectus, (A) there has been no change, nor any development or event involving a prospective change, in the condition (financial or otherwise), results of operations, business, assets, rights, operations, management, properties of the Company and the Subsidiaries, taken as a whole, that is material and adverse to the Company and the Subsidiaries, taken as a whole; (B) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock; (C)

there has been no material adverse change in the capital stock, short-term indebtedness, long-term indebtedness, net current assets or net assets of the Company and the Subsidiaries, taken as a whole; (D) neither the Company nor any of the Subsidiaries has entered into any material transaction or agreement or incurred any material liability or obligation, direct or contingent, that is not disclosed in the Registration Statement, General Disclosure Package and Final Prospectus; and (E) neither the Company nor any of the Subsidiaries has sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority.

(xxxviii) Investment Company Act. The Company is not and, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the Registration Statement, General Disclosure Package and Final Prospectus, will not be an “investment company” or an entity “controlled” by an “investment company” as defined in the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Investment Company Act”).

(xxxix) PFIC Status. The Company was not a “passive foreign investment company” (“PFIC”) as defined in Section 1297 of the United States Internal Revenue Code of 1986, as amended, for its most recently completed taxable year and, based on the Company’s current and projected income, assets and activities, and projections as to the market value of its ADSs following the offering of the Offered Securities, the Company does not expect to be a PFIC for its current taxable year or the foreseeable future.

(xl) Payments in Foreign Currency. Except as disclosed in the Registration Statement, General Disclosure Package and Final Prospectus, under current laws and regulations of the Cayman Islands and Malaysia and any political subdivision thereof, all dividends and other distributions declared and payable on the Offered Securities may be paid by the Company to the holder thereof in United States dollars or any other currency that may be converted into United States dollars and freely transferred out of the Cayman Islands and Malaysia and all such payments made to holders thereof or therein who are non-residents of the Cayman Islands, and Malaysia will not be subject to income, withholding or other taxes under laws and regulations of the Cayman Islands and Malaysia or any political subdivision or taxing authority thereof or therein and will otherwise be free and clear of any other tax, duty, withholding or deduction in the Cayman Islands and Malaysia or any political subdivision or taxing authority thereof or therein and without the necessity of obtaining any governmental authorization in the Cayman Islands and Malaysia or any political subdivision or taxing authority thereof or therein.

(xli) Taxes. The Company and the Subsidiaries have filed all tax returns that are required to be filed or have requested extensions thereof; and the Company and the Subsidiaries have paid all taxes (including any assessments, fines or penalties)

required to be paid by them to the extent that any such taxes, assessments, fines and penalties are due and payable, except where the failure to pay such taxes, assessments, fines and penalties would not result, individually or in the aggregate, in a Material Adverse Effect. All state, federal, local and national governmental tax holidays, exemptions, waivers, financial subsidies, and other tax relief, concessions and preferential treatment enjoyed by the Company or any Subsidiary (including any predecessor) as described in the Registration Statement, General Disclosure Package and Final Prospectus are valid, binding and enforceable and do not violate any applicable laws, regulations, rules, orders, decrees, guidelines, judicial interpretations, notices or other legislation.

(xlii) No Immunity. None of the Company, the Subsidiaries, and any of their properties, assets or revenues is entitled to any right of immunity on the grounds of sovereignty from any legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any court, from services of process, from attachment prior to or in aid of execution of judgment, or from any other legal process or proceeding for the giving of any relief or for the enforcement of any judgment. The irrevocable and unconditional waiver and agreement of the Company in the Transaction Documents not to plead or claim any such immunity in any legal action, suit or proceeding based on the Transaction Documents is valid and binding under the laws of the Cayman Islands and Malaysia.

(xliii) Insurance. Neither the Company nor any of the Subsidiaries has (A) received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (B) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business. Neither the Company nor any Subsidiary has been denied any insurance coverage which it has sought or for which it has applied.

(xliv) Compliance with Anti-Corruption Laws. None of the Company or any of the Subsidiaries, or, any of their respective executive officers or directors, or to the best knowledge of the Company, any employees, representatives or agents of the Company or any Subsidiary has offered, promised, authorized or made, directly or indirectly, (A) any unlawful payments or (B) payments or other inducements (whether lawful or unlawful) to any Government Official (as defined below), with the intent or purpose of: (1) influencing any act or decision of such Government Official in his official capacity, (2) inducing such Government Official to do or omit to do any act in violation of the lawful duty of such Government Official, (3) securing any improper advantage for the Company or any of the Subsidiaries, or (4) inducing such Government Official to use his influence with a government or instrumentality thereof, political party or international organization to affect or influence any act or decision of such government or instrumentality, political party or international organization, in order to assist the Company or any of the Subsidiaries in obtaining or retaining business for or with, or directing business to, any person. None of the Company and the Subsidiaries, or, any of the respective executive officers or directors, or to the best knowledge of the Company after due inquiry, any employees, representatives or agents of the Company or any Subsidiary has offered, promised, authorized or made, directly or indirectly, any payments or other inducements specified in the proceeding sentence to a Government Officials in violation of anti-bribery laws, including but not limited to, the U.S. Foreign Corrupt Practices Act of 1977 or any other law, rule or regulation of similar purpose and scope. As used in this subsection and elsewhere in this Agreement, “Government Official” means (A) any employee or official of any government, including any employee or official of any entity owned or controlled by a government, (B) any employee or official of a political party, (C) any candidate for political office or his employee, or (D) any employee or official of a public international organization. For the avoidance of doubt, the term Government Official shall include any employee or official of a television station owned or controlled by a government.

(xlv) Compliance with Money Laundering Laws. The operations of the Company and the Subsidiaries are and have been conducted at all times in compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), the Malaysian Anti-Money Laundering and Terrorism Financing Act 2001, the Malaysian Guidelines on Anti-Money Laundering and Combating the Financing of Terrorism and the applicable anti-money laundering statutes of all jurisdictions where the Company and the Subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of the Subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(xlvi) Compliance with Sanctions. (A) None of the Company, the Subsidiaries, or to the best knowledge of the Company, any of the respective officers, employees, directors, representatives or agents of the Company or any Subsidiary, is an individual, entity, or government (“Person”) that is, or is owned or controlled by a Person that is: (1) the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control, the U.S. State Department, the United Nations Security Council, the European Union, or Her Majesty’s Treasury (collectively, “Sanctions”), or (2) located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Cuba, Iran, North Korea, Sudan and Syria).

(B) None of the Company, the Subsidiaries, or to the best knowledge of the Company after due inquiry, any of the respective officers, employees, directors, representatives or agents of the Company or any Subsidiary has conducted or entered into a contract to conduct any transaction with any Person, or in any country or territory, that at the time of the contracting or transaction is or was the subject of Sanctions.

(C) The Company will not directly or indirectly use the proceeds from the sale of the Offered Securities, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person or entity, for the purpose of financing the activities of any Person that is (1) the subject of any Sanctions or (2) located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Cuba, Iran, North Korea, Sudan and Syria).

(xlvii) No Restrictions on Dividends from Subsidiary. Except as disclosed in the Registration Statement, General Disclosure Package and Final Prospectus, no Subsidiary of the Company is currently prohibited, directly or indirectly, under any applicable laws or regulations, any agreement or other instrument to which it is a party or is subject, from paying dividends to the Company, from making any other distribution on such Subsidiaries’ capital stock, from repaying to the Company any loans or advances to such Subsidiary from the Company or from transferring any of such Subsidiary’s properties or assets to the Company or any other Subsidiary of the Company.

(xlviii) No Transfer Taxes. No transaction, stamp, capital, issuance, registration, transaction, transfer or similar taxes or duties and no capital gains, income, withholding or other taxes or duties are payable by or on behalf of the Underwriters to the government of the Cayman Islands or Malaysia or any political subdivision or taxing authority thereof or therein in connection with (A) the deposit with the Depositary or the Custodian as agent for the Depositary of Offered Shares by the Company against the issuance of ADRs evidencing Offered Securities; (B) the sale and delivery by the Company of the Offered Securities to or for the respective accounts of the several Underwriters; (C) the purchase from the Company and the sale and delivery outside the Cayman Islands by the several Underwriters of the Offered Securities to the initial purchasers thereof in the manner contemplated by this Agreement; (D) the execution and delivery of this Agreement by the Company.

(xlix) No Reduction from Amounts Payable. All amounts payable by the Company under this Agreement shall be made free and clear of and without deduction for or on account of any taxes imposed, assessed or levied by the Cayman Islands or Malaysia or any authority thereof or therein, nor are any taxes imposed in the Cayman Islands or Malaysia on, or by virtue of the execution or delivery of, such documents.

(l) No Sale, Issuance or Distribution of Ordinary Shares. Except as disclosed in the Registration Statement, General Disclosure Package and Final Prospectus, the Company has not sold, issued or distributed any Ordinary Shares during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A, Regulation D or Regulation S of the Act, other than shares issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans or pursuant to outstanding options, rights or warrants .

(li) Restructuring. The restructuring of ownership of the Company, MOL Global Pte. Ltd. and the Subsidiaries as described in the Final Prospectus under “Corporate History and Structure—Corporate Restructuring and other Transactions”, do not and will not conflict with or result in a breach or violation of (a) the Memorandum and Articles of Association, charter, by-laws or other constitutive documents of any of them, (b) any of the terms or provisions of, or constitute a default under, any existing obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument to which any of them is a party or by which any of them is bound or to which any of the properties of any of them is subject, or (c) any applicable law.

(lii) Foreign Private Issuer. The Company is a “foreign private issuer” within the meaning of Rule 405 under the Act (a “Foreign Private Issuer”).

(liii) Emerging Growth Company. From the time of the initial confidential submission of the Initial Registration Statement to the Commission (or, if earlier, the first date on which the Company engaged directly or through any person authorized to act on its behalf in any Section 5(d) Communication) through the date hereof, the Company has been and is an “emerging growth company” as defined in Section 2(a)(19) of the Act (an “Emerging Growth Company”).

(liv) No Other Offering Materials. The Company has not distributed and will not distribute, prior to the later of the latest Closing Date and the completion of the Underwriters’ distribution of the Offered Securities (as promptly notified by the Representatives to the Company), any offering material in connection with the offering and sale of the Offered Securities, other than any preliminary prospectus, the Final Prospectus, any Issuer Free Writing Prospectus to which the Representatives have consented in accordance with this Agreement and any General Use Issuer Free Writing Prospectus set forth on Schedule C hereto.

(lv) Section 5(d) Communication. The Company has not alone engaged in any Section 5(d) Communication and has not authorized anyone other than the Representatives to engage in Section 5(d) Communication. The Company confirms that the Representatives have been authorized to act on its behalf in undertaking Section 5(d) Communications.

(lvi) Transaction Documents under Cayman Law. Each of the Transaction Documents is in proper form to be enforceable against the Company in the Cayman Islands in accordance with its terms; to ensure the legality, validity, enforceability or admissibility into evidence in the Cayman Islands of the Transaction Documents, it is not necessary that the Transaction Documents be filed or recorded with any court or other authority in the Cayman Islands (other than court filings in the normal course of proceedings) or that any stamp or similar tax (other than nominal stamp duty if the Transaction Documents are executed in or brought into the Cayman Islands) in the Cayman Islands be paid on or in respect of the Transaction Documents or any other documents to be furnished hereunder.

(lvii) Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Act and Section 21E of the Exchange Act) contained in the Registration Statement, General Disclosure Package and Final Prospectus has been made without basis or has been disclosed other than in good faith.

(lviii) No Undisclosed Indebtedness, Relationships or Arrangements. Except as disclosed in the Registration Statement, General Disclosure Package and Final Prospectus, no indebtedness (actual or contingent) and no contract or arrangement is outstanding between the Company or any of the Subsidiaries and any director or executive officer of the Company or any of the Subsidiaries or any person connected with such director or executive officer (including his/her spouse, minor children, any company or undertaking in which he/she holds a controlling interest) or any other third party; there are no relationships or transactions between the Company or any of the Subsidiaries on the one hand and its affiliates, officers and directors or their shareholders, customers or suppliers or any other third party on the other hand, which, although required to be disclosed, are not disclosed in the Registration Statement, General Disclosure Package and Final Prospectus.

(lix) No Undisclosed Benefits. Except as disclosed in the Registration Statement, General Disclosure Package and Final Prospectus, the Company has no obligation to provide retirement, death or disability benefits to any of the present or past employees of the Company or any of the Subsidiaries, or to any other person. The Company and each Subsidiary are in material compliance with all applicable laws relating to employee benefits.

(lx) Critical Accounting Policies. The section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Policies and Estimates” in the Registration Statement, General Disclosure Package and Final Prospectus truly and accurately describes in all material respects: (A) accounting policies which the Company believes are important in the portrayal of the Company’s financial condition and results of operations and which require management’s most difficult, subjective or complex judgments (“Critical Accounting Policies”); (B) judgments and uncertainties affecting the application of Critical Accounting Policies; and (C) the likelihood that different amounts would be reported under different conditions or using different assumptions; and the Board and management of the Company have reviewed and agreed with the selection, application and disclosure of Critical Accounting Policies and have consulted with the Company’s independent registered public accounting firm with regard to such disclosure.

(lxi) Liquidity and Capital Resources. The section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations—

Liquidity and Capital Resources” in the Registration Statement, General Disclosure Package and Final Prospectus accurately describes in all material respects all trends, demands, commitments, events, uncertainties and risks, and the potential effects thereof, that the Company believes would materially affect liquidity and are reasonably likely to occur.

(lxii) Action against the Company. Under the laws of the Cayman Islands, no holder of ADSs issued pursuant to the Deposit Agreement shall be entitled, except under the terms of the Deposit Agreement, to seek enforcement of its rights through the Depositary or its nominee registered as representative of the holders of the ADSs in a direct suit, action or proceeding against the Company.

(lxiii) Choice of Law. (A) The choice of the laws of the State of New York as the governing law of the Transaction Documents is a valid choice of law under the laws of the Cayman Islands and Malaysia, and will be recognized by courts in the Cayman Islands and Malaysia, subject to the conditions and restrictions described under the caption “Enforceability of Civil Liabilities” in the Registration Statement, General Disclosure Package and Final Prospectus. The Company has the power to submit, and pursuant to Section 17 of this Agreement and Section [7.06] of the Deposit Agreement, has legally, validly, effectively and irrevocably submitted, to the personal jurisdiction of each New York State and United States Federal court sitting in The City of New York (each, a “New York Court”) and has validly and irrevocably waived any objection to the laying of venue of any suit, action or proceeding brought in any such court; and the Company has the power to designate, appoint and authorize, and pursuant to Section 17 of this Agreement and Section [7.06] of the Deposit Agreement, has legally, validly, effectively and irrevocably designated, appointed and authorized, an agent for service of process in any action arising out of or relating to this Agreement, the Deposit Agreement, the Registration Statement, the General Disclosure Package, the Final Prospectus, the ADS Registration Statement or the offering of the Offered Securities in any New York Court, and service of process in any manner permitted by applicable laws effected on such authorized agent will be effective to confer valid personal jurisdiction over the Company as provided hereof or in the Deposit Agreement.

(B) Any final judgment for a fixed or readily calculable sum of money rendered by a New York Court having jurisdiction under its own domestic laws in respect of any suit, action or proceeding against the Company based upon the Transaction Documents and any instruments or agreements entered into for the consummation of the transactions contemplated therein (1) would be declared enforceable against the Company without reexamination or review of the merits of the cause of action in respect of which the original judgment was given or re-litigation of the matters adjudicated, provided that (a) adequate service of process has been effected and the defendant has had a reasonable opportunity to be heard, (b) such judgments or the enforcement thereof are not contrary to the law, public policy, security or sovereignty of the Cayman Islands, (c) such judgments were not obtained by fraudulent means and do not conflict with any other valid judgment in the same matter between the same parties, and (d) an action between the same parties in the same matter is not pending in any Cayman Islands court at the time the lawsuit is instituted in the foreign court, and (2) may be recognized and enforced by the courts of the Cayman Islands and Malaysia subject to the conditions and restrictions described under the caption “Enforceability of Civil Liabilities” in the Registration Statement, General Disclosure Package and Final Prospectus. The Company is not aware of any reason why the enforcement in the Cayman Islands or Malaysia of such a New York Court judgment would be, as of the date hereof, contrary to public policy of the Cayman Islands or Malaysia.

(lxiv) Related Party Transactions. All the related party transactions required to be disclosed under the Securities Laws are disclosed in the Registration Statement, General Disclosure Package and Final Prospectus under the heading “Related Party Transactions,” and such disclosure is true and accurate in all material respects.

(lxv) Merger or Consolidations. Neither the Company nor any of the Subsidiaries has entered into any memorandum of understanding, letter of intent, definitive agreement or any similar agreements with respect to a merger or consolidation or an acquisition or disposition of assets, technologies, business units or businesses.

(lxvi) Termination of Contracts. Neither the Company nor any of the Subsidiaries has sent or received any communication regarding termination of, or intent not to renew, any of the material contracts or material agreements referred to or described in the Registration Statement, General Disclosure Package and Final Prospectus, or referred to or described in, or filed as an exhibit to, the Registration Statement, and no such termination or non-renewal has been threatened by the Company or any of the Subsidiaries or, to the best knowledge of the Company , by any other party to any such contract or agreement.

(lxvii) Affiliation. There are no affiliations or associations between (A) any FINRA member and (B) the Company or any of the Company’s officers, directors or 5% or greater security holders or any beneficial owner of the Company’s unregistered equity securities that were acquired at any time on or after the 180th day immediately preceding the date the Registration Statement was first submitted to the Commission.

(lxviii) Representation of Officers and/or Directors. Any certificate signed by any officer or director of the Company and delivered to the Representatives as required or contemplated by this Agreement shall constitute a representation and warranty hereunder by the Company, as to matters covered thereby, to each Underwriter.

(b) Each of the Selling Shareholders severally represents and warrants to, and agrees with, the several Underwriters that:

(i) Due Incorporation. Such Selling Shareholder (if it is an entity) has been duly organized, is validly existing, and is in good standing in its jurisdiction of organization.

(ii) Title to Offered Securities. Such Selling Shareholder has and on each Closing Date (as hereinafter defined) will have (A) good and marketable title to the Offered Shares underlying the Offered Securities to be delivered by such Selling Shareholder, free and clear of any liens, encumbrances, equities and claims and (B) the legal right and power and any authorizations and approvals required by law, to enter into this Agreement and to sell, transfer and deliver the Offered Shares to be sold by such Selling Shareholder.

(iii) Security Interests. Upon payment for the Offered Securities sold by such Selling Shareholder under this Agreement and the delivery thereof by such Selling Shareholder to Cede & Co. (“Cede”) or such other nominee as may be designated by The Depositary Trust Company (“DTC”), the Underwriters will acquire a security entitlement (within the meaning of Section 8-501 of the New York Uniform Commercial Code (the “UCC”)) with respect to such Offered Securities, and no action based on an “adverse claim” (as defined in UCC Section 8-102) may be successfully asserted against the Underwriters with respect to such security entitlement if, at such time, the Underwriters do not have notice of any adverse claim within the meaning of UCC Section 8-105. For purposes of this representation, such Selling Shareholder is assuming that when such payment, delivery and crediting occur, (x) such Offered Securities will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Company’s share registry in accordance with its Certificate of Incorporation, By-Laws and applicable law, (y) DTC will be registered as a “clearing corporation” within the meaning of Section 8-102 of the UCC and the State of New York is the “security intermediary’s jurisdiction” of the DTC for purposes of Section 8-110 of the UCC and (z) appropriate book entries crediting the Offered Securities to the securities accounts of the several Underwriters maintained at DTC will have been made on records of DTC pursuant to Section 8-501 of the UCC. As used in this Section 2(b)(i), the terms “delivery,” “protected purchaser,” “securities account,” “security entitlement,” “security intermediary’s jurisdiction” and “adverse claim” have the meanings given in Article I of the UCC.

(iv) Absence of Further Requirements. This Agreement, the Power of Attorney (as defined below) and the Custody Agreement (as defined below) have been duly authorized, executed and delivered by such Selling Shareholder. The execution and delivery of this Agreement, the Power of Attorney and the Custody Agreement by such Selling Shareholder and the consummation by such Selling Shareholder of the transactions herein contemplated, and the fulfillment by such Selling Shareholder of the terms hereof will not require any consent, approval, authorization, or other order of any court, regulatory body, administrative agency or other governmental body (except as may have been obtained and except as may be required under the Act or by the securities or Blue Sky laws of the various states of the United States) and will not result in a breach of any of the terms and provisions of, or constitute a default under, organizational documents of such Selling Shareholder (if it is an entity) or any indenture, mortgage, deed of trust or other agreement or instrument to which such Selling Shareholder is a party, or of any order, rule or regulation applicable to such Selling Shareholder of any court or of any regulatory body or administrative agency or other governmental body having jurisdiction, except as would not, individually or in the aggregate, adversely affect such Selling Shareholder’s ability to perform its obligations under this Agreement, the Power of Attorney and the Custody Agreement.

(v) Offered Shares Freely Depositable and Transferable. The Offered Shares represented by the Offered Securities to be sold by such Selling Shareholder may be freely deposited by such Selling Shareholder with the Depositary or with the Custodian (as defined below) as agent for the Depositary in accordance with the Deposit Agreement against the issuance of ADRs evidencing ADSs representing such Offered Shares so deposited by such Selling Shareholder. Such deposited Offered Shares by such Selling Shareholder are freely transferrable by such Selling Shareholder.

(vi) Absence of Defaults and Conflicts Resulting from Transaction. The execution, delivery and performance of this Agreement by such Selling Shareholder, the Power of Attorney (as defined below) and the Custody Agreement, the deposit of Offered Shares with the Depositary and the consummation of the transactions herein contemplated by such Selling Shareholder will not result in a breach or violation of (A) any of the terms and provisions of, or constitute a default under, or result in the imposition of any lien, charge or encumbrance upon any property or assets of such Selling Shareholder pursuant to, any statute, any rule, regulation or order of any governmental agency or body or any court having jurisdiction over such Selling Shareholder or any of its properties, (B) any agreement or instrument to which such Selling Shareholder is a party or by which such Selling Shareholder is bound or to which any of the properties of such Selling Shareholder is subject or (C) the articles of association, charter, by-laws or any other constitutive documents of any Selling Shareholder (if it is an entity), except, with respect to (A) and (B), as would not individually, or in the aggregate, adversely affect such Selling Shareholder’s ability to perform its obligations under this Agreement, the Power of Attorney or the Custody Agreement.

(vii) Custody Agreement. The Power of Attorney (as defined below) and related Custody Agreement with respect to such Selling Shareholder constitute valid and legally binding obligations of such Selling Shareholder enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(viii) Power-of-Attorney. The power of attorney (“Power of Attorney”), appointing certain individuals named therein as such Selling Shareholder’s attorneys-in-fact (each, an “Attorney-in-Fact”) relating to the transactions contemplated hereby and by the Registration Statement, General Disclosure Package and Final Prospectus constitutes a valid instrument granting the Attorneys-in-Fact named in such Power of Attorney, the power and authority stated therein, and permits the Attorneys-in-Fact, singly or collectively, to bind such Selling Shareholder with respect to all matters granted, conferred and contemplated in such Power of Attorney and such Power of Attorney has not been revoked, cancelled or terminated at any time.

(ix) No Stamp or Transaction Taxes. No transaction, stamp, capital, issuance, registration, transaction, transfer or similar taxes or duties and no withholding or other taxes or duties are payable by or on behalf of the Underwriters in connection with (A) the deposit by such Selling Shareholder of the Offered Shares with the Custodian and the Depositary and the issuance and delivery of the ADRs evidencing the Offered Securities; (B) the delivery of such Offered Securities to or for the account of the Underwriters; (C) the purchase from such Selling Shareholder and the initial sale and delivery by the Underwriters of the Offered Securities to purchasers thereof; or (D) the execution and delivery of this Agreement by such Selling Shareholder.

(x) No Other Offering Materials. Neither such Selling Shareholder nor any director, officer, agent, employee, affiliate or person acting on behalf of such Selling Shareholder has distributed, nor will distribute, prior to the later of the latest Closing Date and the completion of the Underwriters’ distribution of the Offered Securities (as promptly notified to such Selling Shareholder by the Representatives), any offering material in connection with the offering and sale of the Offered Securities, other than any preliminary prospectus, the Final Prospectus, any Issuer Free Writing Prospectus to which the Representatives have consented in accordance with this Agreement and any General Use Issuer Free Writing Prospectus set forth on Schedule C hereto.

(xi) No Registration Rights. Such Selling Shareholder does not have any registration or other similar rights to have any equity or debt securities registered for sale by the Company.

(xii) No Pre-emptive Rights. Such Selling Shareholder does not have any preemptive right, co-sale right or right of first refusal or other similar right to purchase any of the Offered Shares that are to be sold by the Company to the Underwriters pursuant to this Agreement; such Selling Shareholder does not own any warrants, options or similar rights to acquire, or has any right or arrangement to acquire, any capital shares, right, warrants, options or other securities from the

Company, other than those described in the Registration Statement, General Disclosure Package and Final Prospectus.

(xiii) Compliance with Anti-Corruption Laws. Neither such Selling Shareholder nor any director or executive officer of such Selling Shareholder, or to the best knowledge of such Selling Shareholder any agent, employee, affiliate or person acting on behalf of such Selling Shareholder has offered, promised, authorized or made, directly or indirectly, (A) any unlawful payments or (B) payments or other inducements (whether lawful or unlawful) to any Government Official, with the intent or purpose of: (1) influencing any act or decision of such Government Official in his official capacity, (2) inducing such Government Official to do or omit to do any act in violation of the lawful duty of such Government Official, (3) securing any improper advantage, or (4) inducing such Government Official to use his influence with a government or instrumentality thereof, political party or international organization to affect or influence any act or decision of such government or instrumentality, political party or international organization, in order to assist the Company or any of the Subsidiaries in obtaining or retaining business for or with, or directing business to, any person. Neither such Selling Shareholder nor or any director or executive officer of such Selling Shareholder, or to the best knowledge of such Selling Shareholder after due inquiry, any agent, employee, affiliate or person acting on behalf of such Selling Shareholder has offered, promised, authorized or made, directly or indirectly, any payments or other inducements specified in the preceding sentence to a Government Officials in violation of anti-bribery laws, including but not limited to, the U.S. Foreign Corrupt Practices Act of 1977 or any other law, rule or regulation of similar purpose and scope, including but not limited to those of the United States, the Cayman Islands or Malaysia.

(xiv) Compliance with Sanctions. (A) Neither such Selling Shareholder nor any of the respective officers, employees, directors, representatives or agents of such Selling Shareholder is a Person that is, or is owned or controlled by a Person that is: (1) the subject of any Sanctions, nor (2) located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Cuba, Iran, North Korea, Sudan and Syria).

(B) Neither such Selling Shareholder nor any of the respective officers, employees, directors, representatives or agents of such Selling Shareholder has conducted or entered into a contract to conduct any transaction with any Person, or in any country or territory, that at the time of the contracting or transaction is or was the subject of Sanction.

(C) Such Selling Shareholder will not directly or indirectly use the proceeds from the sale of the Offered Securities, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person or entity, for the purpose of financing the activities of any Person that is (1) the subject of any Sanctions or (2) located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Cuba, Iran, North Korea, Sudan and Syria).

(xv) Anti-Money Laundering Laws. Neither such Selling Shareholders nor any director, officer, agent, employee, affiliate or person acting on behalf of such Selling Shareholder has violated, and such Selling Shareholder’s participation in the offering will not violate, any Anti-Money Laundering Laws. Such Selling Shareholder has instituted and maintains policies and procedures designed to ensure continued compliance with all applicable Anti-Money Laundering Laws, and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Selling Shareholders or any director, officer, agent, employee, affiliate or person acting on behalf of such Selling Shareholder with respect to the Money Laundering Laws is pending or, to such Selling Shareholder’s knowledge, threatened.

(xvi) Representation of Attorneys-in-Fact. Any certificate signed by any Attorney-in-Fact of such Selling Shareholder and delivered to the Representatives or counsel for the Underwriters as required or contemplated by this Agreement will constitute a representation and warranty hereunder by such Selling Shareholder, as to matters covered thereby, to each Underwriter.

(xvii) No Undisclosed Material Information. The sale of the Offered Securities by such Selling Shareholder pursuant to this Agreement is not prompted by any material information concerning the Company or any of the Subsidiaries that is not set forth the Registration Statement, General Disclosure Package and Final Prospectus.

(xviii) No Finder’s Fee. There are no contracts, agreements or understandings between such Selling Shareholder and any person that would give rise to a valid claim against such Selling Shareholder or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with this offering.

(xix) Absence of Manipulation. Neither such Selling Shareholder nor any director, officer, agent, employee, affiliate or person acting on behalf of such Selling Shareholder has taken, directly or indirectly, any action that is designed to or that has constituted or that would reasonably be expected to cause or result in, under the Exchange Act or otherwise, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offered Securities.

(xx) No FINRA Affiliations. Such Selling Shareholder does not have any affiliations or associations with any member of FINRA.

3. Purchase, Sale and Delivery of Offered Securities. On the basis of the representations, warranties and agreements and subject to the terms and conditions set forth herein, the Company and each Selling Shareholder agree, severally and not jointly, to sell to the several Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company and each Selling Shareholder, at a purchase price of $[—]

per ADS (representing the initial public offering price less underwriting discounts and commissions), that number of Firm Securities (rounded up or down, as determined by the Representatives in their discretion, in order to avoid fractions) obtained by multiplying [—] Firm Securities in the case of the Company and the number of Firm Securities set forth opposite the name of such Selling Shareholder in Schedule B hereto, in the case of a Selling Shareholder, in each case by a fraction the numerator of which is the number of Firm Securities set forth opposite the name of such Underwriter in Schedule A hereto and the denominator of which is the total number of Firm Securities.

Executed transfer forms for the Offered Shares represented by the Offered Securities to be sold by the Selling Shareholders hereunder have been placed in custody, for delivery under this Agreement, under Custody Agreements made with [—], as custodian (the “Custodian”). Each Selling Shareholder agrees that the Offered Shares represented by the transfer forms held in custody for the Selling Shareholders under such Custody Agreements are subject to the interests of the Underwriters hereunder, that the arrangements made by the Selling Shareholders for such custody are to that extent irrevocable, and that the obligations of the Selling Shareholders hereunder shall not be terminated by operation of law, whether by the death of any individual Selling Shareholder or the occurrence of any other event, or in the case of a trust, by the death of any trustee or trustees or the termination of such trust. If any individual Selling Shareholder or any such trustee or trustees should die, or if any other such event should occur, or if any of such trusts should terminate, before the delivery of the Offered Securities hereunder, transfer forms for the Offered Shares represented by such Offered Securities shall be delivered by the Custodian in accordance with the terms and conditions of this Agreement as if such death or other event or termination had not occurred, regardless of whether or not the Custodian shall have received notice of such death or other event or termination.

The Company and the Selling Shareholders/Custodian will deliver the Firm Securities to or as instructed by the Representatives for the accounts of the several Underwriters through the facilities of DTC in a form reasonably acceptable to the Representatives against payment of the purchase price by the Underwriters in Federal (same day) funds by wire transfer to an account at a bank acceptable to the Representatives drawn to the order of the Company (for itself) and the Custodian (for the Selling Shareholders) at [—]a.m. U.S. Eastern time, on [—], 2014, or at such other time not later than seven full business days thereafter as the Representatives and the Company determine, such time being herein referred to as the “First Closing Date.” For purposes of Rule 15c6-1 under the Exchange Act, the First Closing Date (if later than the otherwise applicable settlement date) shall be the settlement date for payment of funds and delivery of securities for all the Offered Securities sold pursuant to the offering. The Firm Securities so to be delivered or evidence of their issuance will be made available for checking at the office of Davis Polk & Wardwell LLP at 18/F, the Hong Kong Club Building, 3A Chater Road, Central, Hong Kong, at least 24 hours prior to the First Closing Date.

In addition, upon written notice from the Representatives given to MOL.com Sdn. Bhd. from time to time not more than 30 days subsequent to the date of the Final Prospectus, the Underwriters may purchase all or less than all of the Optional Securities at the same purchase price per ADS to be paid for the Firm Securities. MOL.com Sdn. Bhd. agrees to sell to the Underwriters the number of ADSs set forth opposite its name in Schedule B hereto under the caption “Number of Optional Securities to be Sold”. Such Optional Securities shall be purchased from MOL.com Sdn. Bhd. for the account of each Underwriter in the same proportion as the number of Firm Securities set forth opposite such Underwriter’s name bears to the total number of Firm Securities (subject to adjustment by the Representatives to eliminate fractions) and may be purchased by the Underwriters only for the purpose of covering over-allotments made in connection with the sale of the Firm Securities. No Optional Securities shall be sold or delivered unless the Firm Securities previously have been, or simultaneously are, sold and delivered. The right to purchase the Optional Securities or any portion thereof may be exercised from time to time and to the extent not previously exercised may be surrendered and terminated at any time upon notice by the Representatives to the Company and MOL.com Sdn. Bhd.

Each time for the delivery of and payment for the Optional Securities, being herein referred to as an “Optional Closing Date”, which may be the First Closing Date (the First Closing Date and each Optional Closing Date, if any, being sometimes referred to as a “Closing Date”), shall be determined by the Representatives but shall be not later than five full business days after written notice of election to purchase Optional Securities is given. The Custodian will deliver the Optional Securities being purchased on each Optional Closing Date to or as instructed by the Representatives for the accounts of the several Underwriters in a form reasonably acceptable to the Representatives, against payment of the purchase price therefor in Federal (same day) funds by wire transfer to an account at a bank acceptable to the Representatives drawn to the order of the Company as Custodian for MOL.com Sdn. Bhd.. The Optional Securities being purchased on each Optional Closing Date or evidence of their issuance will be made available for checking at the office of Davis Polk & Wardwell LLP at 18/F, the Hong Kong Club Building, 3A Chater Road, Central, Hong Kong at a reasonable time in advance of such Optional Closing Date.

4. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Offered Securities for sale to the public as set forth in the Final Prospectus. The Representatives agree to promptly notify the Company and the Selling Shareholders upon the completion of the Underwriters’ distribution of the Offered Securities.

5. Certain Agreements of the Company and the Selling Shareholders. The Company and the Selling Shareholders, as applicable, agree with the several Underwriters that:

(a) Additional Filings. Unless filed pursuant to Rule 462(c) as part of the Additional Registration Statement in accordance with the next sentence, the

Company will file the Final Prospectus, in a form approved by the Representatives, with the Commission pursuant to and in accordance with subparagraph (1) (or, if applicable and if consented to by the Representatives, subparagraph (4)) of Rule 424(b) not later than the earlier of (A) the second business day following the execution and delivery of this Agreement or (B) the fifteenth business day after the Effective Time of the Initial Registration Statement. The Company will advise the Representatives promptly of any such filing pursuant to Rule 424(b) and provide satisfactory evidence to the Representatives of such timely filing. If an Additional Registration Statement is necessary to register a portion of the Offered Securities under the Act but the Effective Time thereof has not occurred as of the execution and delivery of this Agreement, the Company will file the Additional Registration Statement or, if filed, will file a post-effective amendment thereto with the Commission pursuant to and in accordance with Rule 462(b) on the date of this Agreement or, if earlier, on or prior to the time the Final Prospectus is finalized and distributed to any Underwriter, or will make such filing at such later date as shall have been consented to by the Representatives.

(b) Filing of Amendments: Response to Commission Requests. The Company will promptly advise the Representatives of any proposal to amend or supplement at any time the Initial Registration Statement, any Additional Registration Statement or any Statutory Prospectus and will not effect such amendment or supplement without the Representatives’ consent, which consent shall not be unreasonably withheld or delayed; and the Company will also advise the Representatives promptly of (i) the effectiveness of any Additional Registration Statement (if its Effective Time is subsequent to the execution and delivery of this Agreement), (ii) any amendment or supplement to a Registration Statement or any Statutory Prospectus, (iii) any request by the Commission or its staff for any amendment to any Registration Statement, for any supplement to any Statutory Prospectus or for any additional information, (iv) the institution by the Commission of any stop order proceedings in respect of a Registration Statement or the threatening of any proceeding for that purpose, and (v) the receipt by the Company of any notification with respect to the suspension of the qualification of the Offered Securities in any jurisdiction or the institution or threatening of any proceedings for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof.

(c) Continued Compliance with Securities Laws. If, at any time when a prospectus relating to the Offered Securities is (or but for the exemption in Rule 172 would be) required to be delivered under the Act by any Underwriter or dealer, any event occurs as a result of which the Final Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Registration Statement or supplement the Final Prospectus to comply with the Act, the Company will promptly notify the Representatives of such event and will promptly prepare and file with the Commission and furnish, at its own expense, to the Underwriters and the dealers and any other dealers upon request of the Representatives, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. Neither the Representatives’ consent to, nor the Underwriters’ delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 7 hereof.

(d) Rule 158. As soon as practicable, but not later than the Availability Date (as defined below), the Company will make generally available to its security holders an earnings statement covering a period of at least 12 months beginning after the Effective Date of the Initial Registration Statement (or, if later, the Effective Time of the Additional Registration Statement) which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act. For the purpose of the preceding sentence, “Availability Date” means the 45th day after the end of the fourth fiscal quarter following the fiscal quarter that includes such Effective Time, except that, if such fourth fiscal quarter is the last quarter of the Company’s fiscal year, “Availability Date” means the 90th day after the end of such fourth fiscal quarter.

(e) Furnishing of Prospectuses. The Company will furnish to the Representatives copies of each Registration Statement (four of which will be signed and will include all exhibits), each related Statutory Prospectus, and, so long as a prospectus relating to the Offered Securities is (or but for the exemption in Rule 172 would be) required to be delivered under the Act, the Final Prospectus and all amendments and supplements to such documents, in each case in such quantities as the Representatives reasonably request. The Final Prospectus shall be so furnished on or prior to 3:00 p.m., U.S. Eastern time, on the business day following the execution and delivery of this Agreement. All other documents shall be so furnished as soon as available.

(f) Blue Sky Qualifications. The Company will arrange for the qualification of the Offered Securities for sale under the laws of such jurisdictions as the Representatives reasonably designate and will continue such qualifications in effect so long as required for the distribution of the Offered Securities as contemplated hereby; provided that the Company shall not be required to qualify as a foreign corporation or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or already required to be qualified or where it would be subject to taxation as a foreign corporation not otherwise required.

(g) Reporting Requirements. During the period of five (5) years hereafter, the Company will furnish to the Representatives and, upon request, to each of the other Underwriters, as soon as practicable after the end of each fiscal year, a copy of its annual report to shareholders for such year; and the Company will furnish to the Representatives (i) as soon as available, a copy of each report and any definitive proxy statement of the Company filed with the Commission under the Exchange Act or mailed to shareholders, and (ii) from time to time, such other information concerning the Company as the Representatives may reasonably request. However, so long as the Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act and is timely filing reports with the Commission on EDGAR, it is not required to furnish such reports or statements to the Underwriters.

(h) Payment of Expenses. Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated and subject to any separate agreement or arrangement among the Company and the Underwriters, the Company agrees with the several Underwriters that the Company will pay all expenses incident to the performance of the obligations of the Company and the Selling Shareholders, as the case may be, under this Agreement, including but not limited to: (i) the fees and disbursements of the Company’s accountants, (ii) the fees and disbursements of all counsel to the Company and the Selling Shareholders, (iii) any filing fees and other expenses (including the fees and disbursements of counsel to the Underwriters) incurred in connection with qualification of the Offered Securities for sale under the laws of such jurisdictions as the Representatives designate and the preparation and printing of prospectus relating thereto, (iv) costs and expenses related to the filing with, and clearance of the offering by the FINRA, (v) costs and expenses relating to investor presentations (including any Section 5(d) Communications) or any “road show” in connection with the offering and sale of the Offered Securities including, without limitation, any travel expenses of the Company’s officers and employees and any other expenses of the Company including the chartering of airplanes, fees and expenses incident to listing the Offered Securities on the NASDAQ Global Market, (vi) fees and expenses in connection with the registration of the Offered Securities under the Exchange Act, (vii) all costs and expenses related to the transfer and delivery of the Offered Securities to the Underwriters, including any transfer or other taxes payable thereon, (viii) the costs and charges of any transfer agent, registrar or depositary and (ix) expenses incurred in distributing preliminary prospectuses and the Final Prospectus (including any amendments and supplements thereto) to the Underwriters and for expenses incurred for preparing, printing and distributing any Issuer Free Writing Prospectuses to investors or prospective investors.

(i) Use of Proceeds. The Company will use the net proceeds received by it in connection with this offering in the manner described in the “Use of Proceeds” section of the Registration Statement, General Disclosure Package and the Final Prospectus. The Company does not intend to use any of the proceeds from the sale of the Offered Securities hereunder to repay any outstanding debt owed to any affiliate of any Underwriter.

(j) Absence of Manipulation. None of the Company, the Selling Shareholders or any of their respective directors, officers, agents, employees, affiliates or person acting on its behalf will take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Offered Securities.

(k) Taxes. The Company and the Selling Shareholders will indemnify and hold harmless the Underwriters against any documentary, stamp, capital, issuance, registration, transaction, transfer or similar taxes or duties, including any interest and penalties, on the creation, issue, delivery and sale of the Offered Securities and on the execution, delivery or performance of the Transaction Documents. All payments to be made by the Company and the Selling Shareholders hereunder shall be made without withholding or deduction for or on account of any present or future taxes, duties or governmental charges whatsoever unless the Company or any of the Selling Shareholders is compelled by law to deduct or withhold such taxes, duties or charges. In that event, the Company and such Selling Shareholder shall pay such additional amounts as may be necessary in order that the net amounts received after such withholding or deduction shall equal the amounts that would have been received if no withholding or deduction had been made.

(l) Restriction on Sale of Securities by Company. For the period specified below (the “Lock-Up Period”), the Company will not, directly or indirectly, take any of the following actions with respect to its Ordinary Shares, ADSs, any securities convertible into or exchangeable or exercisable for any of its Ordinary Shares or ADSs or any securities substantially similar to its Ordinary Shares or ADSs (the “Lock-Up Securities”): (i) offer, sell, issue, contract to sell, pledge or otherwise dispose of the Lock-Up Securities, (ii) offer, sell, issue, contract to sell, contract to purchase or grant any option, right or warrant to purchase the Lock-Up Securities, (iii) enter into any swap, hedge or any other agreement that transfers, in whole or in part, the economic consequences of ownership of the Lock-Up Securities, (iv) establish or increase a put equivalent position or liquidate or decrease a call equivalent position in the Lock-Up Securities within the meaning of Section 16 of the Exchange Act or (v) file with the Commission a registration statement under the Act relating to the Lock-Up Securities, or publicly disclose the intention to take any such action, in each case without the prior written consent of the Representatives, except (A) issuances of the Lock-Up Securities pursuant to the conversion or exchange of convertible or exchangeable securities or the exercise of warrants or options, in each case outstanding on the date hereof, grants of employee stock options, restricted shares, restricted share units or other securities (each an “Award” and collectively, the “Awards”) pursuant to the terms of a plan in effect on the date hereof, issuances of Lock-Up Securities pursuant to the exercise of such options and issuances of Lock-Up Securities pursuant to the Company’s dividend reinvestment plan, provided that, in the case of this clause (A), during the Lock-Up Period, the Company shall not consent or otherwise agree, including, but not limited to, in any award agreement or any amendment thereto, to any transfer of any Award, or any rights under any Award, by the recipient of such Award in violation of the terms of such a plan or amend the terms of such a plan to permit any transfer in violation of the terms in effect on the date hereof, and (B) the issuance of Lock-Up Securities in connection with a joint venture or any other strategic transaction or any acquisition by the Company of the securities, business, property or other assets of another entity, provided that (a) any recipient of such Lock-Up Securities pursuant to clause (B) of this sentence shall execute and deliver a Lock-Up Agreement to the Representatives in the same form as those obtained pursuant to Section 7(q) hereof prior to, or concurrently with, the issuance of such Lock-Up Securities by the Company and (b) the aggregate number of Lock-Up Securities issued pursuant to clause (B) of this sentence shall not exceed 10% of the total number of Ordinary Shares outstanding as of the date of any such issuance. The initial Lock-Up Period will commence on the date hereof and continue for 180 days after the date hereof or such earlier date that the Representatives consent to in writing.

(m) Listing of Securities. The Company will use its best efforts to have the Offered Securities accepted for listing on the NASDAQ Global Market and maintain the listing of the Offered Securities on the NASDAQ Global Market.

(n) Deposit of Shares. The Company will, prior to the First Closing Date or the Additional Closing Date, as the case may be, deposit the Offered Shares with the Depositary in accordance with the provisions of the Deposit Agreement and otherwise comply with the Deposit Agreement so that ADSs will be issued by the Depositary against receipt of such Offered Shares and delivered to the Underwriters at the First Closing Date or the Additional Closing Date, as the case may be.

(o) Filing of Reports. The Company, during the period when a prospectus (or, in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required to be delivered under the Act in connection with the offer or sale of the Offered Securities, will file all reports and other documents required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act and the Rules and Regulations within the time periods required thereby.

(p) Accounting Controls. The Company and the Subsidiaries will undertake measures to implement, by the time such systems are required by the Exchange Act, systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that comply with the requirements of the Exchange Act.

(q) Compliance with Laws. The Company will comply with and will require the Company’s directors and executive officers, in their capacities as such, to comply with all applicable securities laws, rules and regulations, including, without limitation, the Sarbanes-Oxley Act.

(r) Transfer Restrictions. The Company will at all times maintain transfer restrictions (including the inclusion of legends in share certificates, as may be required) with respect to the Ordinary Shares which are subject to transfer restrictions pursuant to this Agreement and the Lock-Up Agreements entered into pursuant to Section 7(q) hereof and shall ensure compliance with such restrictions on transfer of restricted Ordinary Shares.

(s) Emerging Growth Company, Foreign Private Issuer. The Company will promptly notify the Representatives if the Company ceases to be either an Emerging Growth Company or a Foreign Private Issuer at any time prior to the later of (i) completion of the distribution of Offered Securities within the meaning of the Act (as promptly notified by the Underwriters to the Company) and (ii) 15 days after expiration of the Lock-Up Period.

(t) Section 5(d) Communication. If at any time following the distribution of any Section 5(d) Communication, any event occurs as a result of which such Section 5(d) Communication would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances existing at such subsequent time not misleading, the Company will (i) notify promptly the Representatives so that use of the Section 5(d) Communication may cease until it is amended or supplemented; (ii) amend or supplement the Section 5(d) Communication to correct such statement or omission; and (iii) supply any amendment or supplement to the Representatives in such quantities as may be reasonably requested.

(u) No Offers and Sales in Malaysia. None of the Company or the Selling Shareholders or their respective affiliates have offered for sale or sold, or will offer for sale or sell, any of the Offered Securities in Malaysia.

6. Issuer Free Writing Prospectuses. Each of the Company and the Selling Shareholders, severally and not jointly, represents and agrees that, unless it obtains the prior consent of the Representatives, and each Underwriter represents and agrees that, unless it obtains the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Offered Securities that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission. Any such free writing prospectus consented to by the Company and the Representatives is hereinafter referred to as a “Permitted Free Writing Prospectus.” Each of the Company and the Selling Shareholders represents that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including timely Commission filing where required, legending and record keeping. The Company represents that it has satisfied and agrees that it will satisfy the conditions in Rule 433 to avoid a requirement to file with the Commission any electronic road show.

7. Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Firm Securities on the First Closing Date and the Optional Securities to be purchased on each Optional Closing Date will be subject to the accuracy of the representations and warranties of the Company and each of the Selling Shareholders herein (as though made on such Closing Date), to the accuracy of the statements of Company officers or those of the Selling Shareholders, as the case may be, made pursuant to the provisions hereof, to the performance by the Company and the Selling Shareholders of their respective obligations hereunder and to the following additional conditions precedent:

(a) Accountants’ Comfort Letter. The Representatives shall have received letters, dated, respectively, the date hereof and each Closing Date, of Deloitte confirming that it is a registered public accounting firm and independent public accountants within the meaning of the Securities Laws and containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Final Prospectus; provided that the letter delivered on each Closing Date shall use a “cut-off date” not earlier than three business days prior to such Closing Date.

(b) Effectiveness of Registration Statement. The Registration Statement, the ADS Registration Statement and the Exchange Act Registration Statement shall have become effective. If the Effective Time of the Additional Registration Statement (if any) is not prior to the execution and delivery of this Agreement, such Effective Time shall have occurred not later than 10:00 p.m., U.S. Eastern time, on the date of this Agreement or, if earlier, the time the Final Prospectus is finalized and distributed to any Underwriter, or shall have occurred at such later time as shall have been consented to by the Representatives. The Final Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and Section 5(a) hereof. Prior to such Closing Date, no stop order suspending the effectiveness of a Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company, shall be contemplated by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsels to the Representatives. A prospectus containing the Rule 430A Information shall have been filed with the Commission in the manner and within the time frame required by Rule 424(b) without reliance on Rule 424(b)(8) or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A.

(c) No Material Adverse Change. Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or otherwise), results of operations, business, assets, rights, operations, management, properties or prospects of the Company and the Subsidiaries taken as a whole which, in the judgment of the Representatives, is material and adverse and makes it impractical or inadvisable to market the Offered Securities; (ii) any change in either U.S. or Malaysian or international financial, political or economic conditions or currency exchange rates or exchange controls the effect of which is such as to make it, in the judgment of the Representatives, impractical to market or to enforce contracts for the sale of the Offered Securities, whether in the primary market or in respect of dealings in the secondary market; (iii) any suspension or material limitation of trading in securities generally on the NASDAQ Global Market, or any setting of minimum or maximum prices for trading on such exchange; (iv) or any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (v) any banking moratorium declared by any U.S. federal, New York or Malaysian authorities; (vi) any major disruption of settlements of securities, payment or clearance services in the United States or Malaysia, or (vii) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States or Malaysia, any declaration of war by Congress or any other national or international calamity or emergency if, in the judgment of the Representatives, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency is such as to make it impractical or inadvisable to market the Offered Securities or to enforce contracts for the sale of the Offered Securities.

(d) Opinion of United States Counsel for the Company. The Representatives shall have received an opinion and a Rule 10b-5 disclosure letter from Skadden, Arps, Slate, Meagher & Flom LLP, United States counsel for the Company, dated such Closing Date, in form and substance satisfactory to the Representatives.

(e) Opinion of Malaysian Counsel for the Company. The Representatives shall have received an opinion from Wong & Partners, Malaysian counsel for the Company, dated such Closing Date, in form and substance satisfactory to the Representatives.

(f) Opinion of Malaysian Counsel for certain of the Selling Shareholders. The Representatives shall have received an opinion from Wong & Partners, Malaysian counsel for the Selling Shareholders incorporated under the laws of, or citizens of, as applicable, Malaysia, dated such Closing Date, in form and substance satisfactory to the Representatives.

(g) Opinion of Singapore Counsel for certain of the Selling Shareholders. The Representatives shall have received an opinion from Baker & McKenzie.Wong & Leow, Singapore counsel for the Selling Shareholders incorporated under the laws of Singapore, dated such Closing Date, in form and substance satisfactory to the Representatives.

(h) Opinion of Cayman Islands Counsel for the Company. The Representatives shall have received an opinion from Maples and Calder, Cayman Islands counsel for the Company, dated such Closing Date, in form and substance satisfactory to the Representatives.

(i) Opinion of Thai Counsel for the Company. The Representatives shall have received an opinion from Baker & McKenzie Ltd., Thai counsel for the Company, dated such Closing Date, in form and substance satisfactory to the Representatives.

(j) Opinion of Turkish Counsel for the Company. The Representatives shall have received an opinion from Yuksel Karkin Kucuk Avukatlik Ortakligi, Turkish counsel for the Company, dated such Closing Date, in form and substance satisfactory to the Representatives.

(k) Opinion of Northern Cyprus Counsel for the Company. The Representatives shall have received an opinion from Hasipoğlu-Akbilen & Partners, Northern Cyprus counsel for the Company, dated such Closing Date, in form and substance satisfactory to the Representatives.

(l) Opinion of United States Counsel for the Underwriters. The Representatives shall have received an opinion and a Rule 10b-5 disclosure letter from Davis Polk & Wardwell LLP, United States counsel for the Underwriters, dated such Closing Date, with respect to such matters as the Representatives may reasonably require, and the Company and the Selling Shareholders shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York and the federal law of the United States, upon the opinions of counsel satisfactory to the Representatives.

(m) Opinion of Malaysian Counsel for the Underwriters. The Representatives shall have received an opinion from Adnan Sundra & Low, Malaysian counsel for the Underwriters, dated such Closing Date, with respect to such matters as the Representatives may reasonably require, and the Company and the Selling Shareholders shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(n) Officers’ Certificate. The Representatives shall have received a certificate, dated such Closing Date, of the chief executive officer and another executive officer of the Company in which such officers shall state that: the representations and warranties of the Company in this Agreement are true and correct; the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date; no stop order suspending the effectiveness of any Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the best of their knowledge and after reasonable investigation, are contemplated by the Commission; the Additional Registration Statement (if any) satisfying the requirements of subparagraphs (1) and (3) of Rule 462(b) was timely filed pursuant to Rule 462(b), including payment of the applicable filing fee in accordance with Rule 111(a) or (b) of Regulation S-T of the Commission; and, subsequent to the date of the most recent financial statements in the Registration Statement, General Disclosure Package and Final Prospectus, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and the Subsidiaries taken as a whole except as set forth in the Registration Statement, General Disclosure Package and Final Prospectus or as described in such certificate.

(o) Director’s Certificate. The Representatives shall have received a certificate, dated such Closing date, of a director of the Company, with respect to such matters as the Representatives may reasonably require.

(p) Selling Shareholders’ Certificate. The Representative shall have received a certificate, dated such Closing Date, of an authorized representative of each of the Selling Shareholders in which the authorized representative shall state that: the representations and warranties of such Selling Shareholder in this Agreement are true and correct as of such Closing Date; and that such Selling Shareholder has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date.

(q) Lock-Up Agreements. On or prior to the date hereof, the Representatives shall have received lock-up agreements, substantially to the effect set forth in Exhibit A hereto, from each of the directors, officers, and certain shareholders of the Company, a list of which is set forth in Exhibit B.

(r) Execution of Deposit Agreement. The Company and the Depositary shall have executed and delivered the Deposit Agreement and the Deposit Agreement shall be in full force and effect and the Company and the Depositary shall have taken all actions necessary to permit the deposit of the Offered Shares and the issuance of the Offered Securities in accordance with the Deposit Agreement.

(s) Depositary’s Certificates. The Depositary shall have furnished or caused to be furnished to the Representatives at such Closing Date, certificates satisfactory to the Representatives evidencing the deposit with it of the Ordinary Shares underlying the Offered Securities to be delivered by the Company at such Closing Date, and the issuance and delivery of ADSs comprising such Offered Securities pursuant to the Deposit Agreement and such other matters related thereto as the Representatives may reasonably request.

(t) Opinion of Depositary’s Counsel. The Representatives shall have received an opinion from Emmet, Marvin & Martin, LLP, counsel for the Depositary, in form and substance satisfactory to the Representatives.

(u) No Legal Impediment to Issuance. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of such Closing Date, prevent the issuance or sale of the Offered Securities; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of such Closing Date, prevent the issuance or sale of the Offered Securities.

(v) Chief Executive Officer’s Certificate. The Representatives shall have received a certificate dated, respectively, the date hereof and each Closing Date, of the chief executive officer of the Company, with respect to certain operational and financial information in the General Disclosure Package and the Final Prospectus as identified by the Representatives.

(w) Exchange Listing. The Offered Securities shall have been approved to be listed on the NASDAQ Global Market.

(x) Form W-9/W-8. On or prior to the First Closing Date, the Representative shall have received a United States Treasury Department Form W-9 or the applicable Form W-8 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof) properly completed and executed by each of the Selling Shareholders.

(y) DTC Settlement. On or prior to the First Closing Date, the Offered Securities shall be eligible for clearance and settlement through the facilities of DTC.

(z) Filing of Amendments. No Issuer Free Writing Prospectus, Prospectus or amendment or supplement to the Registration Statement, the ADS Registration Statement or the Prospectus shall have been filed to which the Representatives object in writing.

(aa) Payment of Commission Fees. The Company shall have paid the required Commission filing fees relating to the Offered Securities in such amount and within the time frame provided in the Act and the Rule 456(b)(1) thereunder.

(bb) No FINRA Objection. FINRA shall not have raised any objection with respect to the fairness or reasonableness of the underwriting or other arrangements of the transactions contemplated hereby.

The Company and each of the Selling Shareholders will furnish the Representatives with such conformed copies of such opinions, certificates, letters and documents as the Representatives reasonably request. The Representatives may in their sole discretion waive on behalf of the Underwriters compliance with any conditions to the obligations of the Underwriters hereunder, whether in respect of an Optional Closing Date or otherwise.

If any of the conditions hereinabove provided for in this Section 7 shall not have been fulfilled when and as required by this Agreement to be fulfilled, the obligations of the Underwriters hereunder may be terminated by the Representatives by notifying the Company and the Selling Shareholders of such termination in writing or by telegram at or prior to the First Closing Date or any Additional Closing Date, as the case may be. In such event, the Selling Shareholders, the Company and the Underwriters shall not be under any obligation to each other (except to the extent provided in Sections 5(h) and 10 hereof).

8. Indemnification and Contribution. (a) Indemnification of Underwriters by Company. The Company will indemnify and hold harmless each Underwriter, its partners, members, directors, officers, employees, agents, affiliates and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (each an “Indemnified Party”), on an after-tax basis against any and all losses, claims, damages or liabilities, joint or several, to which such Indemnified Party may become subject, under the Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of any Registration Statement at any time, any Statutory Prospectus as of any time, the Final Prospectus, any Issuer Free Writing Prospectus or any Written Section 5(d) Communication, or arise out of or are based upon the omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Indemnified Party for any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending against any loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Indemnified Party is a party thereto), whether threatened or commenced, and in connection with the enforcement of this provision with respect to any of the above as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (c) below.

(b) Indemnification of Underwriters by Selling Shareholders. The Selling Shareholders will jointly and severally indemnify and hold harmless each Indemnified Party against any and all losses, claims, damages or liabilities, joint or several, to which such Indemnified Party may become subject, under the Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of any Registration Statement at any time, any Statutory Prospectus as of any time, the Final Prospectus or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Indemnified Party for any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending against any loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Indemnified Party is a party thereto), whether threatened or commenced, and in connection with the enforcement of this provision with respect to the above as such expenses are incurred; provided, however, that each of the Selling Shareholders shall only be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company or the Underwriters by such Selling Shareholder specifically for use therein; and provided, further, that the liability of each of the Selling Shareholders under this Section 8(b) shall be limited to an amount equal to the aggregate gross proceeds after underwriting commissions and discounts, but before expenses, received by such Selling Shareholder from the sale of Securities sold by such Selling Shareholder hereunder.

(c) Indemnification of Company and Selling Shareholders. Each Underwriter will severally and not jointly indemnify and hold harmless the Company, each of its directors and each of its officers who signs a Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and each of the Selling Shareholders (each, an “Underwriter Indemnified Party”) against any losses, claims, damages or liabilities to which such Underwriter Indemnified Party may become subject, under the Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement at any time, any Statutory Prospectus at any time, the Final Prospectus or any Issuer Free Writing Prospectus or arise out of or are based upon the omission or the alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by such Underwriter Indemnified Party in connection with investigating or defending against any such loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Underwriter Indemnified Party is a party thereto), whether threatened or commenced, based upon any such untrue statement or omission, or any such alleged untrue statement or omission as such expenses are incurred, it being understood and agreed that the only such information furnished by any Underwriter consists of the following information in the General Disclosure Package and Final Prospectus furnished on behalf of each Underwriter: the discounted commission figures appearing in the [seventh] paragraph on the prospectus cover page and under the caption “Underwriting”; and [sales to discretionary accounts appearing in the [ninth] paragraph] and the information discussing possible stabilization measures, over-allotment transactions, syndicate covering transactions and penalty bids appearing in the [sixteenth and seventeenth] paragraphs, in each case under the caption “Underwriting.”

(d) Actions against Parties; Notification. Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under subsection (a), (b) or (c) above, notify the indemnifying party of the commencement thereof; but the failure to notify the indemnifying party shall not relieve it from any liability that it may have under subsection (a), (b) or (c) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsection (a), (b) or (c) above. In case any such action is brought against any indemnified party and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.

(e) Contribution. If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a), (b) or (c) above, then each indemnifying party under such sub-section shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a), (b) or (c) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Shareholders on the one hand and the Underwriters on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Shareholders on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Shareholders on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the Selling Shareholders bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Selling Shareholders or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (e). Notwithstanding the provisions of this subsection (e), no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions applicable to the ADSs purchased by such Underwriter. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (e) to contribute are several in proportion to their respective underwriting obligations and not joint. The Company, the Selling Shareholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8(e) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 8(e).

Notwithstanding the provisions of this Section 8(e), no Selling Shareholder shall be required to contribute any amount in excess of an amount equal to the aggregate gross proceeds after underwriting commissions and discounts, but before expenses, received by such Selling Shareholder from the sale of Securities sold by such Selling Shareholder hereunder.

(f) Separate Agreement. The provisions of this Section 8 shall not affect any other agreement among the Company and any Selling Shareholder(s) with respect to indemnification and contribution.

9. Default of Underwriters. If any Underwriter or Underwriters default in their obligations to purchase Offered Securities hereunder on either the First or any Optional Closing Date and the aggregate number of Offered Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total number of Offered Securities that the Underwriters are obligated to purchase on such Closing Date, the Representatives may make arrangements satisfactory to the Company and the Selling Shareholders for the purchase of such Offered Securities by other persons, including any of the Underwriters, but if no such arrangements are made by such Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Offered Securities that such defaulting Underwriters agreed but failed to purchase on such Closing Date. If any Underwriter or Underwriters so default and the aggregate number of Offered Securities with respect to which such default or defaults occur exceeds 10% of the total number of Offered Securities that the Underwriters are obligated to purchase on such Closing Date and arrangements satisfactory to the Representatives, the Company and the Selling Shareholders for the purchase of such Offered Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter, the Company or the Selling Shareholders, except as provided in Section 10 (provided that if such default occurs with respect to Optional Securities after the First Closing Date, this Agreement will not terminate as to the Firm Securities or any Optional Securities purchased prior to such termination). As used in this Agreement, the term “Underwriter” includes any person substituted for an Underwriter under this Section. Any action taken under this Section 9 shall not relieve a defaulting Underwriter from liability for its default.

10. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Company, the Selling Shareholders, or their respective officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the Company, the Selling Shareholders, or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities. If the purchase of the Offered Securities by the Underwriters is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 9 hereof, the Company and the Selling Shareholders will, jointly and severally, reimburse the Underwriters for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Offered Securities, and the respective obligations of the Company, the Selling Shareholders and the Underwriters pursuant to Section 8 hereof shall remain in effect. In addition, if any Offered Securities have been purchased hereunder, the representations and warranties in Section 2 and all obligations under Section 5 shall also remain in effect.

11. Default by one or more of the Selling Shareholders. If a Selling Shareholder shall fail at any Closing Date to sell and deliver the number of ADSs which such Selling Shareholder or Selling Shareholders are obligated to sell hereunder and the remaining Selling Shareholders do not exercise the right hereby granted to increase, pro rata or otherwise, the number of ADSs to be sold by them hereunder to the total number to be sold by all Selling Shareholders as set forth in Schedule B hereto, then the Underwriters may, at the option of the Representatives, by notice from the Representatives to the Company and the non-defaulting Selling Shareholders, either (a) terminate this Agreement, except that the provisions of Sections 2, 5(h), 8, 10, 16 and 17 shall remain in full force and effect or (b) purchase the ADSs which the non-defaulting Selling Shareholders and the Company have agreed to sell hereunder. No action taken pursuant to this Section 11 shall relieve any Selling Shareholder so defaulting from liability, if any, in respect of such default.

In the event of a default by any Selling Shareholder as referred to in this Section 11, each of the Representatives, the Company and the non-defaulting Selling Shareholders shall have the right to postpone any Closing Date, for a period not exceeding seven days in order to effect any required change in the Registration Statement, the General Disclosure Package or the Prospectus or in any other documents or arrangements.

12. Notices. All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, delivered or telegraphed and confirmed to the Representatives, Citigroup Global Markets Inc., 388 Greenwich Street, New York, NY 10013, Attention: General Counsel (fax: (212) 816-7912), Deutsche Bank Securities Inc., 60 Wall Street, 2nd Floor, New York, New York 10005, Attention:

Equity Capital Markets — Syndicate Desk, fax: (212) 797-9344, with a copy to Deutsche Bank Securities Inc., 60 Wall Street, 36th Floor, New York, New York 10005, Attention: General Counsel, fax: (212) 797-4564, and UBS Securities LLC, 1285 Avenue of the Americas, New York, New York 10019, Attention: Syndicate (fax: (212) 713-3371) or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at [Lot 07-02 & 08-03, Level 7 & 8, Berjaya Times Square, No. 1 Jalan Imbi, 551000 Kuala Lumpur, Malaysia, Attention: [—] (tel: [—], fax: [—]), or, if sent to any of the Selling Shareholders, will be mailed, delivered or telegraphed and confirmed to them at [—], Attention: [—] (tel: [—], fax: [—]); provided, however, that any notice to an Underwriter pursuant to Section 8 will be mailed, delivered or telegraphed and confirmed to such Underwriter.

13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective personal representatives and successors and the officers and directors and controlling persons referred to in Section 7, and no other person will have any right or obligation hereunder.

14. Representation of the Underwriters. The Representatives will act for the several Underwriters in connection with this offering, and any action under this Agreement taken by the Representatives jointly or by either Representative individually will be binding upon all the Underwriters.

15. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

16. Absence of Fiduciary Relationship. The Company and each of the Selling Shareholders acknowledge and agree that:

(a) No Other Relationship. The Representatives have been retained solely to act as underwriters in connection with the sale of the Offered Securities and that no fiduciary, advisory or agency relationship between the Company or the Selling Shareholders, on the one hand, and the Representatives, on the other, has been created in respect of any of the transactions contemplated by this Agreement or the Final Prospectus, irrespective of whether the Representatives have advised or are advising the Company or the Selling Shareholders on other matters;

(b) Arm’s Length Negotiations. The price of the Offered Securities set forth in this Agreement was established by the Company and the Selling Shareholders following discussions and arm’s-length negotiations with the Representatives and the Company and the Selling Shareholders are capable of evaluating and understanding and understand and accept the terms, risks and conditions of the transactions contemplated by this Agreement;

(c) Absence of Obligation to Disclose. The Company and the Selling Shareholders have been advised that the Representatives and their affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company or the Selling Shareholders and that the Representatives have no obligation to disclose such interests and transactions to the Company or the Selling Shareholders by virtue of any fiduciary, advisory or agency relationship; and

(d) Waiver. The Company and the Selling Shareholders waive, to the fullest extent permitted by law, any claims any of them may have against the Representatives for breach of fiduciary duty or alleged breach of fiduciary duty and agree that the Representatives shall have no liability (whether direct or indirect) to the Company or the Selling Shareholders in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company or the Selling Shareholders, including their respective shareholders, employees or creditors, if applicable.

17. Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

The Company and each of the Selling Shareholders hereby submit to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. The Company and each of the Selling Shareholders irrevocably and unconditionally waive any objection to the laying of venue of any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in Federal and state courts in the Borough of Manhattan in The City of New York and irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such suit or proceeding in any such court has been brought in an inconvenient forum. The Company and each of the Selling Shareholders irrevocably appoint Law Debenture Corporate Services Inc. at 400 Madison Avenue, 4th Floor, New York, New York 10017, as its authorized agent in the Borough of Manhattan in The City of New York upon which process may be served in any such suit or proceeding, and agrees that service of process upon such agent, and written notice of said service to the Company and/or any of the Selling Shareholders, as the case may be, by the person serving the same to the address provided in Section 12, shall be deemed in every respect effective service of process upon the Company and/or any of the Selling Shareholders, as the case may be, in any such suit or proceeding.

The obligation of the Company and/or any of the Selling Shareholders pursuant to this Agreement in respect of any sum due to any Underwriter shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day, following receipt by such Underwriter of any sum adjudged to be so due in such other currency, on which (and only to the extent that) such Underwriter may in accordance with normal banking procedures purchase United States dollars with such other currency; if the United States dollars so purchased are less than the sum originally due to such Underwriter hereunder, the Company and each of the Selling Shareholders agree, as a separate obligation and notwithstanding any such judgment, to indemnify such Underwriter against such loss. If the United States dollars so purchased are greater than the sum originally due to such Underwriter hereunder, such Underwriter agrees to pay to the Company and/or the Selling Shareholders, as the case may be, an amount equal to the excess of the dollars so purchased over the sum originally due to such Underwriter hereunder.

[Signature Pages Follow]

If the foregoing is in accordance with the Representatives’ understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement among the Selling Shareholders, the Company and the several Underwriters in accordance with its terms.

Very truly yours,

MOL GLOBAL INC.

By:
Name:
Title:

SELLING SHAREHOLDERS

By:
Name:
As Attorney-in-Fact acting on behalf of each Selling Shareholder named in Schedule B hereto.

[Underwriting Agreement]

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.
Acting on behalf of themselves and as the
Representatives of the several Underwriters
CITIGROUP GLOBAL MARKETS INC.

By:
Name:
Title:

DEUTSCHE BANK SECURITIES INC.

By:
Name:
Title:

By:
Name:
Title:

UBS SECURITIES LLC

By:
Name:
Title:

Acting on behalf of itself

CIMB SECURITIES (SINGAPORE) PTE LTD, for itself and its affiliates other than CIMB Investment Bank Berhad

By:
Name:
Title:

[Underwriting Agreement]

SCHEDULE A

Underwriter	Number of Firm Securities to be Purchased
Citigroup Global Markets Inc.	[—]
Deutsche Bank Securities Inc	[—]
UBS Securities LLC	[—]
CIMB Securities (Singapore) Pte Ltd	[—]
[—]	[—]
Total

SCH A - 1

SCHEDULE B

	Number of Firm Securities to be Sold	Number of Optional Securities to be Sold
The Company	[—]	[—]

Selling Shareholders	Number of Firm Securities to be Sold	Number of Optional Securities to be Sold
[—]	[—]	[—]
[—]	[—]	[—]
[—]	[—]	[—]
[—]	[—]	[—]
Total

SCH B - 1

SCHEDULE C

1.	General Use Free Writing Prospectuses (included in the General Disclosure Package)

“General Use Issuer Free Writing Prospectus” includes each of the following documents:

[Specify each General Use Issuer Free Writing Prospectus]

2.	Other Information Included in the General Disclosure Package

The following information is also included in the General Disclosure Package:

[Specify each Other Information]

3.	Written Section 5(d) Communication

“Written Section 5(d) Communication” includes each of the following documents:

[Specify each Written Section 5(d) Communication]

SCH C - 1

SCHEDULE D

Subsidiaries of the Company

List of Subsidiaries of MOL Global, Inc. as at 31 August 2014

No.	Name of Significant Subsidiaries	Place of Incorporation
1	MOL AccessPortal Sdn. Bhd.	Malaysia
2	MOL ManagedServices Sdn. Bhd.	Malaysia
3	MyCNX Holdings (M) Sdn. Bhd.	Malaysia
4	MOL AccessPortal Co. Ltd	Thailand
5	MOL Turkey Bilgi Sistemleri Yayincilik Gida ve Tekstil Sanayi Ticaret Anonim Şirketi	Republic of Turkey
6	Sihirli Kule Bilgi Sistemleri Ltd	Turkish Republic of Northern Cyprus
7	Klon Ödeme ve Iletişim Teknolojileri Anonim Şirketi	Turkey

No.	Name of Non-Significant Subsidiaries	Place of Incorporation
1	MOL SocialPayments Sdn. Bhd.	Malaysia
2	MOL Online Sdn. Bhd.	Malaysia
3	GamesHive Sdn. Bhd.	Malaysia
4	MOLPay Sdn. Bhd.	Malaysia
5	MOL Loyalty Sdn. Bhd.	Malaysia
6	MOLCube Sdn. Bhd.	Malaysia
7	MMOG Asia Sdn. Bhd.	Malaysia
8	Taiko Galaxy Sdn. Bhd.	Malaysia
9	MOL Wallet Sdn. Bhd.	Malaysia
10	Sept 3 Technology Sdn. Bhd.	Malaysia
11	MOL AccessPortal Pte. Ltd.	Singapore
12	MOLPay Pte. Ltd.	Singapore
13	Zest Interactive Co. Ltd.	Thailand
14	MOL Solutions Co. Ltd.	Thailand
15	MMOG Asia (Thailand) Co. Ltd.	Thailand
16	e-Innovations Systems & Networks Thai Company Limited	Thailand
17	3Sept Corporations Co., Ltd.	Thailand
18	MOL Group (Thailand) Co., Ltd.	Thailand
19	MOL Holdings (Thailand) Co., Ltd.	Thailand
20	MOL AccessPortal Inc.	Philippines
21	Uniwiz Trade Sales, Inc.	Philippines
22	PT MOL AccessPortal	Indonesia
23	MOL AccessPortal Pty. Ltd.	Australia
24	Rixty, Inc.	United States
25	Nganluong Joint Stock Company	Vietnam
32	MOL AccessPortal Co. Ltd.	Taiwan
33	MOLPay Limited	Hong Kong
34	Rixty Brasil Intermediação e Agenciamento de Negócios Ltda	Brazil
35	MOL AccessPortal Pvt. Ltd.	India
36	Pintura Ödeme ve Iletişim Teknolojileri Anonim Şirketi	Turkey

SCH D - 1

Exhibit A

Form of Lock-Up Agreements

__________, 2014

MOL Global Inc.

Lot 07-02 & 08-03

Level 7 & 8, Berjaya Times Square

No. 1 Jalan Imbi

551000 Kuala Lumpur

Malaysia

Citigroup Global Markets Inc.

388 Greenwich Street

New York, NY 10013

U.S.A.

Deutsche Bank Securities Inc.

60 Wall Street

New York, NY 10005

U.S.A.

UBS Securities LLC

299 Park Avenue

New York, NY 10171

U.S.A.

As Representatives of the Several Underwriters

Dear Sirs:

The undersigned understands that Citigroup Global Markets Inc., Deutsche Bank Securities Inc., and UBS Securities LLC, as representatives (the “Representatives”) of the several underwriters (the “Underwriters”) propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with MOL Global Inc. and the Selling Shareholders named therein, pursuant to which an offering (the “Offering”) will be made by the

Exhibit A - 1

several Underwriters named in the Underwriting Agreement that is intended to result in the establishment of a public market for the American Depositary Shares (the “ADSs”), each representing a certain number of ordinary shares, par value $1.00 per ordinary share (the “Ordinary Shares”) of MOL Global Inc., and any successor (by merger or otherwise) thereto (the “Company”). All capitalized terms used, but not otherwise defined herein, shall have the meaning assigned thereto in the Underwriting Agreement.

To induce the Underwriters that may participate in the Offering to continue their efforts in connection with the Offering, the undersigned hereby agrees with each Underwriter to be named in the Underwriting Agreement that during the period specified in the following paragraph (the “Lock-Up Period”), the undersigned will not, directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of any Ordinary Shares or ADSs of the Company, or any securities convertible into or exchangeable or exercisable for any Ordinary Shares or ADSs of the Company (the “Lock-Up Securities”), or enter into a transaction which would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of the Lock-Up Securities, whether any such aforementioned transaction is to be settled by delivery of the Ordinary Shares, ADSs or such other securities, in cash or otherwise, or publicly disclose the intention to make any such offer, sale, contract to sell, pledge or disposition, or to enter into any such transaction, swap, hedge or other arrangement, without, in each case, the prior written consent of the Representatives. In addition, the undersigned agrees that, without the prior written consent of the Representatives, it will not, during the Lock-Up Period, make any demand for or exercise any right with respect to, the registration of any Lock-Up Securities. This Agreement shall not apply to (a) transactions relating to Ordinary Shares, ADSs or other securities acquired in open market transactions after the completion of the Offering or in the issuer directed share program, (b) transfers of Lock-Up Securities as a bona fide gift or through will or intestacy, provided that the transferee agrees to be bound in writing by the terms of this Agreement, (c) distributions of Lock-Up Securities to limited partners, general partners, affiliates or shareholders of the undersigned, or transfers of Lock-Up Securities to a family member or trust, provided that the transferee agrees to be bound in writing by the terms of this Agreement prior to such transfer, and no filing by any party (donor, donee, transferor or transferee) under the Securities Exchange Act of 1934 shall be required or shall be voluntarily made in connection with such transfer, (d) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of Ordinary Shares or ADSs, provided that such plan does not provide for the transfer of Ordinary Shares or ADSs during the restricted period or (e) the registration of the offer and sale of ADSs as contemplated by the Underwriting Agreement and the sale of the ADSs to the Underwriters.

The Lock-Up Period will commence on the date of this Lock-Up Agreement and continue and include the date that is 180 days after the public offering date set forth on the final prospectus used to sell the ADSs (the “Public Offering Date”) pursuant to the Underwriting Agreement, to which the Underwriters are or expect to become parties.

Any Lock-Up Securities received upon exercise of options granted to the undersigned will also be subject to this Agreement.

In furtherance of the foregoing, the Company and its transfer agent and registrar are hereby authorized to decline to make any transfer of Lock-Up Securities if such transfer would constitute a violation or breach of this Agreement.

If the undersigned is an officer or director of the Company, (i) the Representatives agree that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of shares of Lock-Up Securities, the Representatives will notify the Company of the impending release or waiver, and (ii) the Company has agreed in the Underwriting Agreement to announce the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver. Any release or waiver granted by the Representatives hereunder to any such officer or director shall only be effective two business days after the publication date of such press release. The provisions of this paragraph will not apply if (a) the release or waiver is effected solely to permit a transfer not for consideration and (b) the transferee has agreed in writing to be bound by the same terms described in this letter to the extent and for the duration that such terms remain in effect at the time of the transfer.

This Agreement shall be binding on the undersigned and the successors, heirs, personal representatives and assigns of the undersigned. This Agreement shall lapse and become null and void if the offering shall not have closed on or before December 31, 2014. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

[Signature page follows]

Very truly yours,

Name:
Title:

Exhibit B

List of Persons and Entities Subject To Lock-Up

All Directors

All Executive Officers

All Existing Shareholders

Exhibit B - 1